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                                                                   EXHIBIT 10.52

                           LOAN AND SECURITY AGREEMENT

                                  BY AND AMONG

                         MIDWAY HOME ENTERTAINMENT INC.,
                                       AND
                           MIDWAY AMUSEMENT GAMES, LLC

                                  AS BORROWERS,

                                       AND

                               MIDWAY GAMES INC.,
                             MIDWAY GAMES WEST INC.,
                            MIDWAY INTERACTIVE INC.,
                            MIDWAY SALES COMPANY, LLC
                                       AND
                            MIDWAY HOME STUDIOS INC.,

                             AS U.S. CREDIT PARTIES,

                     THE LENDERS THAT ARE SIGNATORIES HERETO

                                 AS THE LENDERS,

                                       AND

                           WELLS FARGO FOOTHILL, INC.

        AS THE ARRANGER AND ADMINISTRATIVE AGENT, AND UK SECURITY TRUSTEE

                            DATED AS OF MARCH 3, 2004

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                                TABLE OF CONTENTS

1.    DEFINITIONS AND CONSTRUCTION. .........................................................................1
      1.1.     Definitions. .................................................................................1
      1.2.     Accounting Terms. ...........................................................................30
      1.3.     Code. .......................................................................................30
      1.4.     Construction.................................................................................30
      1.5.     Schedules and Exhibits.......................................................................31

2.    LOAN AND TERMS OF PAYMENT. ...........................................................................31
      2.1.     Revolver Advances. ..........................................................................31
      2.2.     Term Loan....................................................................................32
      2.3.     Borrowing Procedures and Settlements.........................................................32
      2.4.     Payments.....................................................................................39
      2.5.     Overadvances; Mandatory Prepayment...........................................................42
      2.6.     Interest Rates and Letter of Credit Fee:  Rates, Payments, and Calculations. ................42
      2.7.     Cash Management. ............................................................................44
      2.8.     Crediting Payments; Float Charge.............................................................45
      2.9.     Designated Account...........................................................................46
      2.10.    Maintenance of Loan Account; Statements of Obligations.......................................46
      2.11.    Fees.........................................................................................46
      2.12.    Letters of Credit............................................................................47
      2.13.    LIBOR Option.................................................................................50
      2.14.    Capital Requirements.........................................................................53
      2.15.    Joint and Several Liability of Borrowers.....................................................53

3.    CONDITIONS; TERM OF AGREEMENT.........................................................................56
      3.1.     Conditions Precedent to the Initial Extension of Credit......................................56
      3.2.     Conditions Subsequent to the Initial Extension of Credit.....................................59
      3.3.     Conditions Precedent to all Extensions of Credit.............................................60
      3.4.     Term.........................................................................................60
      3.5.     Effect of Termination........................................................................60
      3.6.     Early Termination by Borrowers...............................................................61

4.    CREATION OF SECURITY INTEREST.........................................................................61
      4.1.     Grant of Security Interest...................................................................61
      4.2.     Negotiable Collateral........................................................................62
      4.3.     Collection of Accounts, General Intangibles, and Negotiable Collateral.......................62
      4.4.     Filing of Financing Statements; Commercial Tort Claims; Delivery of Additional
               Documentation Required.......................................................................62
      4.5.     Power of Attorney............................................................................63
      4.6.     Right to Inspect.............................................................................63

                                       -i-
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
      4.7.     Control Agreements...........................................................................64

5.    REPRESENTATIONS AND WARRANTIES........................................................................64
      5.1.     No Encumbrances..............................................................................64
      5.2.     Eligible Accounts............................................................................65
      5.3.     Intentionally Omitted........................................................................65
      5.4.     Equipment....................................................................................65
      5.5.     Location of Inventory and Equipment..........................................................65
      5.6.     Inventory Records............................................................................65
      5.7.     State of Incorporation; Location of Chief Executive Office; FEIN; Organizational ID
               Number; Commercial Tort Claims...............................................................65
      5.8.     Due Organization and Qualification; Subsidiaries.............................................66
      5.9.     Due Authorization; No Conflict...............................................................66
      5.10.    Litigation...................................................................................67
      5.11.    No Material Adverse Change...................................................................67
      5.12.    Fraudulent Transfer..........................................................................68
      5.13.    Employee Benefits............................................................................68
      5.14.    Environmental Condition......................................................................68
      5.15.    Brokerage Fees...............................................................................68
      5.16.    Intellectual Property........................................................................68
      5.17.    Leases.......................................................................................69
      5.18.    DDAs.........................................................................................69
      5.19.    Complete Disclosure..........................................................................69
      5.20.    Indebtedness.................................................................................69

6.    AFFIRMATIVE COVENANTS.................................................................................69
      6.1.     Accounting System............................................................................70
      6.2.     Collateral Reporting.........................................................................70
      6.3.     Financial Statements, Reports, Certificates..................................................72
      6.4.     Intentionally Omitted........................................................................75
      6.5.     Returns......................................................................................75
      6.6.     Maintenance of Properties....................................................................75
      6.7.     Taxes........................................................................................75
      6.8.     Insurance....................................................................................75
      6.9.     Location of Inventory and Equipment..........................................................76
      6.10.    Compliance with Laws.........................................................................76
      6.11.    Leases.......................................................................................77
      6.12.    Existence....................................................................................77
      6.13.    Environmental................................................................................77
      6.14.    Disclosure Updates...........................................................................77
      6.15.    Formation of Subsidiaries....................................................................77
      6.16.    [Intentionally Omitted]......................................................................78
      6.17.    Registration of Intellectual Property........................................................78
      6.18.    Mortal Kombat Intellectual Property..........................................................78
      6.19.    Canadian Operations..........................................................................78

                                      -ii-
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
7.    NEGATIVE COVENANTS....................................................................................79
      7.1.     Indebtedness.................................................................................79
      7.2.     Liens........................................................................................80
      7.3.     Restrictions on Fundamental Changes..........................................................80
      7.4.     Disposal of Assets...........................................................................80
      7.5.     Change Name..................................................................................80
      7.6.     Nature of Business...........................................................................81
      7.7.     Prepayments and Amendments...................................................................81
      7.8.     Change of Control............................................................................81
      7.9.     Consignments.................................................................................81
      7.10.    Distributions................................................................................81
      7.11.    Accounting Methods...........................................................................81
      7.12.    Investments..................................................................................82
      7.13.    Transactions with Affiliates.................................................................82
      7.14.    Suspension...................................................................................82
      7.15.    Compensation.................................................................................82
      7.16.    Use of Proceeds..............................................................................83
      7.17.    Inventory and Equipment with Bailees.........................................................83
      7.18.    Financial Covenants..........................................................................83
      7.19.    Subsidiaries.................................................................................84
      7.20.    Copyrights...................................................................................84
      7.21.    Excluded Inventory...........................................................................85

8.    EVENTS OF DEFAULT.....................................................................................85

9.    THE LENDER GROUP'S RIGHTS AND REMEDIES................................................................87
      9.1.     Rights and Remedies..........................................................................87
      9.2.     Remedies Cumulative..........................................................................89

10.   TAXES AND EXPENSES....................................................................................89

11.   WAIVERS; INDEMNIFICATION..............................................................................90
      11.1.    Demand; Protest; etc.........................................................................90
      11.2.    The Lender Group's Liability for Grantor Collateral..........................................90
      11.3.    Indemnification..............................................................................90

12.   NOTICES...............................................................................................91

13.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER............................................................92

14.   ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS............................................................93
      14.1.    Assignments and Participations...............................................................93
      14.2.    Successors...................................................................................96

15.   AMENDMENTS; WAIVERS...................................................................................96
      15.1.    Amendments and Waivers.......................................................................96

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
      15.2.    Replacement of Holdout Lender................................................................97
      15.3.    No Waivers; Cumulative Remedies..............................................................98

16.   AGENT; THE LENDER GROUP...............................................................................98
      16.1.    Appointment and Authorization of Agent.......................................................98
      16.2.    Delegation of Duties.........................................................................99
      16.3.    Liability of Agent...........................................................................99
      16.4.    Reliance by Agent............................................................................99
      16.5.    Notice of Default or Event of Default.......................................................100
      16.6.    Credit Decision.............................................................................100
      16.7.    Costs and Expenses; Indemnification.........................................................101
      16.8.    Agent in Individual Capacity................................................................102
      16.9.    Successor Agent.............................................................................102
      16.10.   Lender in Individual Capacity...............................................................102
      16.11.   Withholding Taxes...........................................................................103
      16.12.   Collateral Matters..........................................................................105
      16.13.   Restrictions on Actions by Lenders; Sharing of Payments.....................................106
      16.14.   Agency for Perfection.......................................................................106
      16.15.   Payments by Agent to the Lenders............................................................106
      16.16.   Concerning the Collateral and Related Loan Documents........................................107
      16.17.   Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other
               Reports and Information.....................................................................107
      16.18.   Several Obligations; No Liability...........................................................108
      16.19.   Legal Representation of Agent...............................................................108
      16.20.   Agent as UK Security Trustee................................................................108

17.   GENERAL PROVISIONS...................................................................................109
      17.1.    Effectiveness...............................................................................109
      17.2.    Section Headings............................................................................109
      17.3.    Interpretation..............................................................................110
      17.4.    Severability of Provisions..................................................................110
      17.5.    Amendments in Writing.......................................................................110
      17.6.    Counterparts; Telefacsimile Execution.......................................................110
      17.7.    Revival and Reinstatement of Obligations....................................................110
      17.8.    Confidentiality.............................................................................111
      17.9.    Integration.................................................................................111
      17.10.   Midway as Agent for Borrowers...............................................................112

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                         LIST OF EXHIBITS AND SCHEDULES

Exhibit A-1              Form of Assignment and Acceptance
Exhibit C-1              Form of Compliance Certificate
Exhibit L-1              Form of LIBOR Notice

Schedule A-1             Agent's Accounts
Schedule C-1             Commitments
Schedule D-1             Designated Accounts
Schedule I-1             Investment Account
Schedule P-1             Permitted Liens
Schedule R-1             Real Property Collateral
Schedule 2.7(a)          Cash Management Banks
Schedule 5.4             List of Vehicles
Schedule 5.5             Locations of Inventory and Equipment
Schedule 5.7(a)          States of Organization
Schedule 5.7(b)          Chief Executive Office
Schedule 5.7(c)          FEINS
Schedule 5.7(d)          Commercial Tort Claims
Schedule 5.8(b)          Capitalization of Companies
Schedule 5.8(c)          Capitalization of Parent's Subsidiaries
Schedule 5.8(d)          Subscriptions, Options, Warrants or Calls
Schedule 5.10            Litigation
Schedule 5.14            Environmental Matters
Schedule 5.16            Intellectual Property
Schedule 5.18            Deposit Accounts and Securities Accounts
Schedule 5.20            Permitted Indebtedness
Schedule 7.13            Transactions with Affiliates

                           LOAN AND SECURITY AGREEMENT

               THIS LOAN AND SECURITY AGREEMENT (this "AGREEMENT"), is entered into as of March 3, 2004, by and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a "LENDER" and collectively as the "LENDERS"), WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger and administrative agent for the Lenders ("AGENT") and as UK Security Trustee, and, on the other hand, MIDWAY HOME ENTERTAINMENT INC., a Delaware corporation ("MIDWAY"), MIDWAY AMUSEMENT GAMES, LLC, a Delaware limited liability company ("MAG"; Midway and MAG are referred to hereinafter each individually as a "BORROWER", and individually and collectively, jointly and severally, as the "BORROWERS"), MIDWAY GAMES INC., a Delaware corporation ("PARENT"), MIDWAY GAMES WEST INC., a California corporation ("MGW"), MIDWAY INTERACTIVE INC., a Delaware corporation ("MI"), MIDWAY SALES COMPANY, LLC, a Delaware limited liability company ("MSC"), and MIDWAY HOME STUDIOS INC., a Delaware corporation ("MHS"; Parent, MGW, MI, MSC and MHS, together with any Target acquired by a Borrower in connection with a Permitted Acquisition, are referred to hereinafter each individually as a "U.S. CREDIT PARTY" and individually and collectively, jointly and severally, as the "U.S. CREDIT PARTIES").

               The parties agree as follows:

1.   DEFINITIONS AND CONSTRUCTION.

     1.1.      DEFINITIONS.

               As used in this Agreement, the following terms shall have the following definitions:

               "ACCOUNT" means an account (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

               "ACCOUNT DEBTOR" means any Person who is obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

               "ACH TRANSACTIONS" means any cash management or related services (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) provided by a Bank Product Provider for the account of Parent or its Subsidiaries.

               "ADDITIONAL DOCUMENTS" has the meaning set forth in SECTION
4.4(c).

               "ADDITIONAL PREFERRED STOCK" means the 1,250 shares of Series D Convertible Preferred Stock, par value $0.01 per share, of Parent having a stated value of $10,000 per share that may be issued by Parent after the Closing Date pursuant to that certain Securities

Purchase Agreement dated May 16, 2003 among Parent and the investors listed on the Schedule of Buyers attached thereto, as amended by the Amendment and Exchange Agreements dated October 14, 2003 between Parent and each Buyer.

               "ADMINISTRATIVE BORROWER" has the meaning set forth in SECTION 17.10.

               "ADVANCES" has the meaning set forth in SECTION 2.1(a).

               "AFFILIATE" means, as applied to any Person, any other Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; PROVIDED, HOWEVER, that, for purposes of the definition of Eligible Accounts and
SECTION 7.13 hereof: (a) any Person which owns directly or indirectly 10% or more of the Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed an Affiliate of such Person.

               "AGENT" means WFF, in its capacity as arranger and administrative agent hereunder, and any successor thereto.

               "AGENT ADVANCES" has the meaning set forth in SECTION 2.3(e)(i).

               "AGENT-RELATED PERSONS" means Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.

               "AGENT'S ACCOUNT" means the Deposit Account of Agent identified on SCHEDULE A-1.

               "AGENT'S LIENS" means the Liens granted by a Company to Agent under this Agreement or the other Loan Documents.

               "AGREEMENT" has the meaning set forth in the preamble to this Agreement.

               "APPLICABLE COLLECTION RULE PERIOD" means, for any date of determination in any month, (i)120 days, if such date of determination is in the month of March 2004, (ii) 150 days, if such date of determination is in the month of April 2004,.(iii) 180 days, if such date of determination is in the month of May 2004, (iv) 180 days, if such date of determination is in the month of June 2004, (v) 180 days, if such date of determination is in the month of July 2004, (vi) 150 days, if such date of determination is in the month of August 2004, (vii) 150 days, if such date of determination is in the month of September 2004, (viii) 150 days, if such date of determination is in the month of October 2004, (ix) 150 days, if such date of determination is in the month of November 2004, (x) 120 days, if such date of determination

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is in the month of December 2004 and (xi) such number of days as is agreed to by
Borrowers and Required Lenders based upon the Projections most recently delivered to Agent pursuant to Section 6.3(c) and approved by Required Lenders or if Borrowers and Required Lenders cannot agree, the number of days shall be 150.

               "APPLICABLE MARGIN" means, from the date hereof to, but not including, the first date of adjustment provided for below, the percentages set forth below (on a per annum basis) with respect to Advances that are LIBOR Rate Loans and Base Rate Loans:

                       Base Rate Loans            1.00%
                       LIBOR Rate Loans           3.50%

Commencing with the delivery of the audited financial statements required to be delivered pursuant to SECTION 6.3(b) for the fiscal year ending December 31, 2004, the percentages described in this definition of "Applicable Margin" will be adjusted (effective prospectively) on the first day of the month following delivery to Agent of the audited financial statements corresponding to the end of a fiscal year required to be delivered pursuant to SECTION 6.3(b) by reference to EBITDA for such fiscal year, in accordance with the following:

                                                 APPLICABLE MARGIN       APPLICABLE MARGIN FOR
                EBITDA                          FOR BASE RATE LOANS        LIBOR RATE LOANS
     -----------------------------------------------------------------------------------------
     Greater than $12,000,000                         0.50%                      3.00%
     Equal to or lesser than
     $12,000,000 but greater than $8,000,000          1.00%                      3.50%
     Equal to or lesser than $8,000,000               1.50%                      4.00%

PROVIDED, that if Borrowers fail to deliver the relevant financial statements required to be delivered pursuant to SECTION 6.3(b) of this Agreement on or before the due date thereof, the Applicable Margin shall be the highest Applicable Margin set forth above until the actual delivery of such financial statements, at which time the Applicable Margin shall adjust as set forth above (effective prospectively).

               "APPLICABLE PREPAYMENT PREMIUM" means, as of any date of determination, an amount equal to (a) during the period from and after the date of the execution and delivery of this Agreement up to the date that is the first anniversary of the Closing Date, 4.0% TIMES the Maximum Revolver Amount, (b) during the period from and including the date that is the first anniversary of the Closing Date up to the date that is the second anniversary of the Closing Date, 3.0% TIMES the Maximum Revolver Amount, (c) during the period from and including the date that is the second anniversary of the Closing Date up to the date that is the third anniversary of the Closing Date, 3.0% TIMES the Maximum Revolver Amount, (d) during the period from and including the date that is the third anniversary of the Closing Date up to the date that is the fourth anniversary of the Closing Date, 2.0% TIMES the Maximum Revolver Amount, and (e) during the period from and including the date that is

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the fourth anniversary of the Closing Date up to but not including the Maturity
Date, 1.0% TIMES the Maximum Revolver Amount,; PROVIDED, HOWEVER, that the Applicable Prepayment Premium shall equal zero if, at any time, the Obligations are Paid In Full with the proceeds of loans made to Borrowers by Wells Fargo or an Affiliate of Wells Fargo and provided further that the Applicable Prepayment Premium shall be reduced by 50% if, at any time, the Obligations are Paid In Full with the proceeds of a private placement or public offering of subordinated debt or equity, or a sale of all or substantially all of the assets or stock of the Companies, taken as a whole.

               "ASSIGNEE" has the meaning set forth in SECTION 14.1(a).

               "ASSIGNMENT AND ACCEPTANCE" means an Assignment and Acceptance Agreement substantially in the form of EXHIBIT A-1.

               "AUTHORIZED PERSON" means any officer or employee of Administrative Borrower.

               "AVAILABILITY" means, as of any date of determination, the amount that Borrowers are entitled to borrow as Advances hereunder (after giving effect to all then outstanding Obligations (other than Bank Product Obligations) and all sublimits and reserves then applicable hereunder).

               "BANK PRODUCT" means any financial accommodation extended to Parent or its Subsidiaries by a Bank Product Provider (other than pursuant to this Agreement) including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) transactions under Hedge Agreements.

               "BANK PRODUCT AGREEMENTS" means those agreements entered into from time to time by Parent or its Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

               "BANK PRODUCT OBLIGATIONS" means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Parent or its Subsidiaries to any Bank Product Provider pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that Parent or its Subsidiaries are obligated to reimburse to Agent or any member of the Lender Group as a result of Agent or such member of the Lender Group purchasing participations from, or executing indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to Parent or its Subsidiaries.

               "BANK PRODUCT PROVIDER" means Wells Fargo or any of its Affiliates.

               "BANK PRODUCT RESERVE" means, as of any date of determination, the amount of reserves that Agent has established (based upon the Bank Product Providers' reasonable determination of the credit exposure in respect of then extant Bank Products) in respect of Bank Products then provided or outstanding.

               "BANKRUPTCY CODE" means title 11 of the United States Code, as applicable and as in effect from time to time, and in respect of the UK Company, UK Insolvency Laws.

               "BASE LIBOR RATE" means the rate per annum, determined by Agent in accordance with its customary procedures, and utilizing Bloomberg Reporting Service or, if Bloomberg Reporting Service is unavailable, such other electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/100%), to be the rate at which Dollar deposits (for delivery on the first day of the requested Interest Period) are offered to major banks in the London interbank market 2 Business Days prior to the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of an extant LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Administrative Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

               "BASE RATE" means, the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate.

               "BASE RATE LOAN" means the portion of the Advances or the Term Loan that bears interest at a rate determined by reference to the Base Rate.

               "BASE RATE MARGIN" means the Applicable Margin pertaining to Base Rate Loans as set forth in the definition of Applicable Margin.

               "BENEFIT PLAN" means a "defined benefit plan" (as defined in Section 3(35) of ERISA or equivalent legislation in Canada or the United Kingdom) for which any Company or ERISA Affiliate of any Company has been an "employer" (as defined in Section 3(5) of ERISA or equivalent legislation under Canadian law or United Kingdom law) within the past six years.

               "BOARD OF DIRECTORS" means the board of directors (or comparable managers) of Parent or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

               "BOAT YARD PROPERTY" means Lot 20 in the Boatyard at Belmont and the River Subdivision, Chicago, Illinois (a portion of 3250 North Washtenaw Avenue).

               "BOOKS" means all of Companies' and its Subsidiaries' now owned or hereafter acquired books and records (including all of their Records indicating, summarizing, or evidencing their assets (including the Collateral) or liabilities, all of Companies' and its

Subsidiaries' Records relating to their business operations or financial condition, and all of their goods or General Intangibles related to such information).

               "BORROWER" and "BORROWERS" have the respective meanings set forth in the preamble to this Agreement.

               "BORROWING" means a borrowing hereunder consisting of Advances (or term loans, in the case of the Term Loan) made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of an Agent Advance, in each case, to Administrative Borrower.

               "BORROWING BASE" means, as of any date of determination, the result of:

               (a)  THE LESSER OF

                    (i) 85% of the amount of Eligible Accounts, LESS the amount, if any, of the Dilution Reserve, and

                    (ii) an amount equal to Collections with respect to Accounts of Grantors for the immediately preceding Applicable Collection Rule Period LESS the then outstanding amount of the Term Loan, MINUS

               (b) the sum of (i) the Bank Product Reserve, and (ii) the aggregate amount of reserves, if any, established by Agent under SECTION 2.1(b).

               "BUSINESS DAY" means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of Massachusetts, Illinois or California, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

               "CANADIAN COMPANY" means Midway Games Canada Corp., a Nova Scotia corporation.

               "CANADIAN GUARANTY" means a general continuing guaranty to be executed and delivered by Canadian Company in favor of Agent, for the benefit of the Lender Group and the Bank Product Providers, in form and substance satisfactory to Agent in accordance with SECTION 6.19.

               "CANADIAN SECURITY AGREEMENT" means a security agreement to be executed and delivered by Canadian Company in favor of Agent, in form and substance satisfactory to Agent in accordance with SECTION 6.19.

               "CAPITAL EXPENDITURES" means, with respect to any Person for any period, the sum of (a) the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed, and (b) to the extent not covered by clause (a), the aggregate of all expenditures by such Person and its Subsidiaries during such period to acquire by purchase or otherwise the business or capitalized assets of, or the Capital Stock of, any other Person.

               "CAPITAL LEASE" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

               "CAPITALIZED LEASE OBLIGATION" means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

               "CASH EQUIVALENTS" means (a) marketable direct obligations issued or unconditionally guarantied by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's, (d) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) demand Deposit Accounts maintained with any bank organized under the laws of the United States or any state thereof so long as the amount maintained with any individual bank is less than or equal to $100,000 and is insured by the Federal Deposit Insurance Corporation, and (f) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (e) above.

               "CASH MANAGEMENT ACCOUNT" has the meaning set forth in SECTION 2.7(a).

               "CASH MANAGEMENT AGREEMENTS" means those certain cash management agreements, in form and substance satisfactory to Agent, each of which is among a Company, Agent, and one of the Cash Management Banks.

               "CASH MANAGEMENT BANK" has the meaning set forth in SECTION
2.7(a).

               "CHANGE OF CONTROL" means that (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 35%, or more, of the Stock of Parent having the right to vote for the election of members of the Board of Directors, or (b) a majority of the members of the Board of Directors do not constitute Continuing Directors, or (c) Parent ceases to own, directly or indirectly, and control 100% of the outstanding Stock of each of its Subsidiaries extant as of the Closing Date.

               "CLOSING DATE" means the date of the making of the initial Advance (or other extension of credit) hereunder or the date on which Agent sends Administrative Borrower a written notice that each of the conditions precedent set forth in SECTION 3.1 either have been satisfied or have been waived.

               "CLOSING DATE BUSINESS PLAN" means the set of Projections of Companies for the three year period following the Closing Date (on a year by year basis, and for the one year period following the Closing Date, on a month by month basis), in form and substance (including as to scope and underlying assumptions) satisfactory to Agent.

               "CODE" means the Illinois Uniform Commercial Code as in effect from time to time.

               "COLLATERAL" means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by Companies in or upon which a Lien is granted under any of the Loan Documents.

               "COLLATERAL ACCESS AGREEMENT" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in Companies' Books, Equipment or, Inventory, in each case, in form and substance satisfactory to Agent.

               "COLLECTIONS" means ALL cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

               "COMMERCIAL TORT CLAIM ASSIGNMENTS" has the meaning set forth in
SECTION 4.4(b).

               "COMMITMENT" means, with respect to each Lender, its Revolver Commitment, its Term Loan Commitment, or its Total Commitment, as the context requires, and, with respect to all Lenders, their Revolver Commitments, their Term Loan Commitments, or their Total Commitments, as the context requires, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on SCHEDULE C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of SECTION 14.1.

               "COMPANY" means each Borrower and each U.S. Credit Party.

               "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT C-1 delivered by the chief financial officer of Parent to Agent.

               "CONTINUING DIRECTOR" means (a) any member of the Board of Directors who was a director (or comparable manager) of Parent on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Parent and whose initial assumption of office resulted from such contest or the settlement thereof.

               "CONTROL AGREEMENT" means a control agreement, in form and substance satisfactory to Agent, executed and delivered by a Company, Agent, and the applicable securities intermediary (with respect to a Securities Account) or a bank (with respect to a Deposit Account).

               "COPYRIGHT MORTGAGE" means a copyright mortgage executed and delivered by each of Midway, MAG, MGW and Agent, the form and substance of which is satisfactory to Agent.

               "DAILY BALANCE" means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.

               "DEFAULT" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

               "DEFAULTING LENDER" means any Lender that fails to make any Advance (or other extension of credit) that it is required to make hereunder on the date that it is required to do so hereunder.

               "DEFAULTING LENDER RATE" means (a) for the first 3 days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Advances that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto).

               "DEPOSIT ACCOUNT" means any deposit account (as that term is defined in the Code).

               "DESIGNATED ACCOUNT" means the Deposit Account of Administrative Borrower identified on SCHEDULE D-1.

               "DESIGNATED ACCOUNT BANK" has the meaning ascribed thereto on SCHEDULE D-1.

               "DEVELOPMENT KITS" means the hardware, software, firmware, documentation or intellectual property licensed, sold or otherwise transferred to Companies by Sony Computer Entertainment America Inc. (or its Affiliates), Microsoft Corporation (or its Affiliates), Nintendo Co., Ltd (or its Affiliates) or Nintendo America Inc. (or its Affiliates) for use in the development of videogames for platform manufactured by the foregoing entities.

               "DILUTION" means, as of any date of determination (which date shall be no less frequently then quarterly), a percentage, based upon the experience of the immediately prior 12 months, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to Midway's

Accounts during such period, by (b) Midway's billings with respect to Accounts during such period.

               "DILUTION RESERVE" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by 1 percentage point for each percentage point by which Dilution most recently determined by Agent is in excess of 5%.

               "DISBURSEMENT LETTER" means an instructional letter executed and delivered by Administrative Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Agent.

               "DOLLARS" or "$" means United States dollars.

               "EBITDA" means, with respect to any fiscal period, the consolidated net earnings (or loss) of Parent and its Subsidiaries (excluding Subsidiaries that are not Companies), minus extraordinary gains and interest income, plus interest expense, income taxes, and depreciation and amortization for such period, as determined in accordance with GAAP.

               "ELIGIBLE ACCOUNTS" means those Accounts created by Midway in the ordinary course of its business, that arise out of its sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; PROVIDED, HOWEVER, that such criteria may be revised from time to time by Agent in Agent's Permitted Discretion to address the results of any audit performed by Agent from time to time after the Closing Date. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash. Eligible Accounts shall not include the following:

               (a)  Accounts that the Account Debtor has failed to pay within
(i) 90 days of original invoice date in the case of each Account Debtor other than Electronics Boutique and Gamestop, Inc. or (ii) 120 days in the case of Electronics Boutique and Gamestop, Inc. (unless Agent determines in its Permitted Discretion that the creditworthiness of such Account Debtors has deteriorated) or Accounts with selling terms of more than 60 days in the case of each Account Debtor; provided that the portion of the Accounts of Electronics Boutique and Gamestop subject to (ii) above and unpaid more than 90 days after the invoice date that may be considered Eligible Accounts shall not exceed $250,000 in the case of each such Person,

               (b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above; provided that for the purposes of this subsection (b) only, Affiliate shall not include any Persons that are Affiliates of such Account Debtor solely as a result of (i) having one or more common directors with such Account Debtor or (ii) Summer Redstone and/or National Amusement Inc. owning more than 10% but less than 50% of stock of such Persons,

               (c) Accounts with respect to which the Account Debtor is an Affiliate of any Company or an employee or agent of any Company or any Affiliate of any Company, provided however that, notwithstanding the foregoing, Accounts owing by Blockbuster Inc. or another Account Debtor that is an Affiliate of Sumner Redstone or National Amusements, Inc. shall not be excluded as Eligible Accounts under this clause (c), provided (i) such Accounts are upon fair and reasonable terms, that are no less favorable to Midway than would be obtained in an arm's length transaction with a non-Affiliate (ii) the credit analysis and standards applied to such Account Debtor by Midway is the same as that applied by Midway to Account Debtors that are non-Affiliates and the credit extended to such Account Debtor is not more favorable to such Account Debtor than that extended to Account Debtors that are non-Affiliates, and (iii) and Sumner Redstone is not a director or officer of Parent or Midway and does not otherwise exercise management control over Parent or Midway,

               (d) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guarantied sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional, provided that, by way of clarification, the Companies' price protection policies, applied in a manner consistent with past practices, shall not constitute a guaranteed sale, a sale or return, a sale on approval or a bill and hold for purpose of this subsection (d),

               (e)  Accounts that are not payable in Dollars,

               (f) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States or Ontario, Canada, or (ii) is not organized under the laws of the United States, any state thereof or Ontario, Canada, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Agent,

               (g)  Accounts with respect to which the Account Debtor is either
(i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Midway has complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC Section 3727), or (ii) any state of the United States,

               (h) Accounts with respect to which the Account Debtor is a creditor of any Company, has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of setoff, or dispute,

               (i) Accounts with respect to an Account Debtor whose total obligations owing to Midway exceed (i) 10% in the case of each Account Debtor other than WalMart, Electronics Boutique and Gamestop, Inc. and (ii) 15% in the case of WalMart, Electronics

Boutique or Gamestop, Inc. (such percentages, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates), of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; PROVIDED, HOWEVER, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,

               (j) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which Midway has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

               (k) Commencing 30 days after the Closing Date, Accounts with respect to which the Account Debtor is located in a state or jurisdiction (e.g., New Jersey, Minnesota, and West Virginia) that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless Midway has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent that Midway may qualify subsequently as a foreign entity authorized to transact business in such state or jurisdiction and gain access to such courts, without incurring any cost or penalty viewed by Agent to be significant in amount, and such later qualification cures any access to such courts to enforce payment of such Account,

               (l) Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition,

               (m) Accounts that are not subject to a valid and perfected first priority Agent's Lien,

               (n) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor, or

               (o) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by Midway of the subject contract for goods or services.

               "ELIGIBLE TRANSFEREE" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Affiliate (other than individuals) of a Lender, (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Administrative Borrower (which approval of Administrative Borrower shall not be unreasonably, withheld, delayed, or conditioned), and (f) during the continuation of an Event of Default, any other Person approved by Agent.

               "ENVIRONMENTAL ACTIONS" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of any Company, any Subsidiary of a Company, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Company, any Subsidiary of a Company, or any of their predecessors in interest.

               "ENVIRONMENTAL LAW" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on any Company or any Subsidiary of a Company, relating to the environment, human health, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC Section 1251 ET SEQ.; the Toxic Substances Control Act, 15 USC Section 2601 ET SEQ.; the Clean Air Act, 42 USC Section 7401 ET SEQ.; the Safe Drinking Water Act, 42 USC Section 3803 ET SEQ.; the Oil Pollution Act of 1990, 33 USC Section 2701 ET SEQ.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC Section 11001 ET SEQ.; the Hazardous Material Transportation Act, 49 USC Section 1801 ET SEQ.; and the Occupational Safety and Health Act, 29 USC Section 651 ET SEQ. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

               "ENVIRONMENTAL LIABILITIES AND COSTS" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

               "ENVIRONMENTAL LIEN" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

               "EQUIPMENT" means equipment (as that term is defined in the Code), and includes machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), computer hardware, tools, parts, and goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

               "ERISA AFFILIATE" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of a Company or a Subsidiary of a Company under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of a Company or a Subsidiary of a Company under IRC
Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which a Company or a Subsidiary of a Company is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and
Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with a Company or a Subsidiary of a Company and whose employees are aggregated with the employees of a Company or a Subsidiary of a Company under IRC Section 414(o).

               "EVENT OF DEFAULT" has the meaning set forth in SECTION 8.

               "EXCESS AVAILABILITY" means, as of any date of determination, the amount equal to Availability MINUS the aggregate amount, if any, of all trade payables of Companies and their Subsidiaries aged in excess of their historical levels with respect thereto and all book overdrafts of Companies and their Subsidiaries in excess of their historical practices with respect thereto, in each case as determined by Agent in its Permitted Discretion.

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as in effect from time to time.

               "EXCLUDED INVENTORY" means Inventory created utilizing an intellectual property license to the extent such license contains a term that is effective and enforceable under applicable law that permits the licensor to terminate such license in the event a security interest is granted by the licensee in such inventory without the consent of the licensor (unless the consent of such licensor has been obtained).

               "EXISTING LENDER" means Bank of America, N.A..

               "FEE LETTER" means that certain fee letter, dated as of even date herewith, between Borrowers and Agent, in form and substance satisfactory to Agent.

               "FEIN" means Federal Employer Identification Number.

               "FUNDING DATE" means the date on which a Borrowing occurs.

               "FUNDING LOSSES" has the meaning set forth in SECTION
2.13(b)(ii).

               "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

               "GENERAL INTANGIBLES" means general intangibles (as that term is defined in the Code), including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trade secrets, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims, and any and all supporting obligations in respect thereof, and any other personal property other than Accounts, Deposit Accounts, goods, Investment Property, and Negotiable Collateral.

               "GOVERNING DOCUMENTS" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

               "GOVERNMENTAL AUTHORITY" means any federal (including the federal government of Canada and the United Kingdom), state, provincial, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

               "GRANTOR" means each Borrower and each U.S. Credit Party.

               "GRANTOR COLLATERAL" means all of each Grantor's now owned or hereafter acquired right, title, and interest in and to each of the following:

               (a)  all of its Accounts,

               (b)  all of its Books,

               (c)  all of its commercial tort claims,

               (d)  all of its Deposit Accounts,

               (e)  all of its Equipment,

               (f)  all of its General Intangibles,

               (g)  all of its Inventory except Excluded Inventory,

               (h) all of its Investment Property (including all of its securities and Securities Accounts),

               (i)  all of its Negotiable Collateral,

               (j) money or other assets of such Grantor that now or hereafter come into the possession, custody, or control of any member of the Lender Group, and

               (k) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

               "GUARANTY" means that certain general continuing guaranty executed and delivered by each U.S. Credit Party in favor of Agent, for the benefit of the Lender Group and the Bank Product Providers, in form and substance satisfactory to Agent.

               "HAZARDOUS MATERIALS" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

               "HEDGE AGREEMENT" means any and all agreements, or documents now existing or hereafter entered into by Parent or its Subsidiaries that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Parent's or its Subsidiaries' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

               "HOLDOUT LENDER" has the meaning set forth in SECTION 15.2(a).

               "INACTIVE COMPANY" means Midway Games Sales Corporation, a Barbados corporation, Midway/Nintendo Inc., a Delaware corporation, Midway Games (Europe) GmbH, a German limited liability company and K.K. Midway Games, a Japanese company.

               "INDEBTEDNESS" means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products,
(c) all obligations as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of a Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed,
(e) all
obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations owing under Hedge Agreements, and (g) any obligation guarantying or intended to guaranty (whether directly or indirectly guarantied, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (f) above.

               "INDEMNIFIED LIABILITIES" has the meaning set forth in SECTION 11.3.

               "INDEMNIFIED PERSON" has the meaning set forth in SECTION 11.3.

               "INITIAL PREFERRED STOCK" means the 3,500 shares of the Series D Convertible Preferred Stock, par value $0.01 per shares of Parent, having a stated value of $10,000 per share issued and outstanding as of the Closing Date.

               "INSOLVENCY PROCEEDING" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state, provincial or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

               "INTERCOMPANY SUBORDINATION AGREEMENT" means a subordination agreement executed and delivered by Companies and each of their Subsidiaries and Agent, the form and substance of which is satisfactory to Agent.

               "INTEREST PERIOD" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Base Rate Loan to a LIBOR Rate Loan) and ending 1, 2, or 3 months thereafter; PROVIDED, HOWEVER, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, or 3 months after the date on which the Interest Period began, as applicable, and (e) Borrowers (or Administrative Borrower on behalf thereof) may not elect an Interest Period which will end after the Maturity Date.

               "INVENTORY" means inventory (as that term is defined in the Code).

               "INVESTMENT" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guaranties, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) BONA FIDE Accounts arising in the ordinary course of business consistent with past practice), purchases or other acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

               "INVESTMENT ACCOUNT" means the Securities Account of Administrative Borrower at Wells Fargo Brokerage Services identified on SCHEDULE I-1.

               "INVESTMENT PROPERTY" means investment property (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

               "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

               "ISSUING LENDER" means WFF or any other Lender that, at the request of Administrative Borrower and with the consent of Agent, agrees, in such Lender's sole discretion, to become an Issuing Lender for the purpose of issuing L/Cs or L/C Undertakings pursuant to SECTION 2.12.

               "L/C" has the meaning set forth in SECTION 2.12(a).

               "L/C DISBURSEMENT" means a payment made by the Issuing Lender pursuant to a Letter of Credit.

               "L/C UNDERTAKING" has the meaning set forth in SECTION 2.12(a).

               "LENDER" and "LENDERS" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of SECTION 14.1.

               "LENDER GROUP" means, individually and collectively, each of the Lenders (including the Issuing Lender), Agent and UK Security Trustee.

               "LENDER GROUP EXPENSES" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by a Company under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) fees or charges paid or incurred by Agent in connection with the Lender Group's transactions with Companies, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, real estate surveys, real estate title policies and endorsements, and environmental audits, (c) costs and expenses incurred by Agent in the disbursement of funds to or for the account of Borrowers or other members of the Lender Group (by wire transfer or otherwise),
(d) charges paid or incurred by Agent resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Agent related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with any Company, (h) Agent's and each Lender's reasonable costs and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, syndicating, or amending the Loan Documents, and (i) Agent's and each Lender's reasonable costs and expenses (including attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Company or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

               "LENDER-RELATED PERSON" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, officers, directors, employees, attorneys, and agents.

               "LETTER OF CREDIT" means an L/C or an L/C Undertaking, as the context requires.

               "LETTER OF CREDIT USAGE" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit.

               "LIBOR DEADLINE" has the meaning set forth in SECTION 2.13(b)(i).

               "LIBOR NOTICE" means a written notice in the form of EXHIBIT L-1.

               "LIBOR RATE" means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Agent (rounded upwards, if necessary, to the next 1/100%) by DIVIDING (a) the Base LIBOR Rate for such Interest Period, BY (b) 100% MINUS the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

               "LIBOR RATE LOAN" means each portion of an Advance that bears interest at a rate determined by reference to the LIBOR Rate.

               "LIBOR RATE MARGIN" means the Applicable Margin pertaining to LIBOR Rate Loans as set forth in the definition of Applicable Margin.

               "LIEN" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, irrespective of whether (a) such interest is based on the common law, statute, or contract, (b) such interest is recorded or perfected, and (c) such interest is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances. Without limiting the generality of the foregoing, the term "Lien" includes the lien or security interest (whether legal or equitable) arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

               "LOAN ACCOUNT" has the meaning set forth in SECTION 2.10.

               "LOAN DOCUMENTS" means this Agreement, the Bank Product Agreements, the Cash Management Agreements, the Control Agreements, the Copyright Mortgages, the Disbursement Letter, the Fee Letter, the Intercompany Subordination Agreement, the Letters of Credit, the Mortgages, the Officers' Certificate, the Patent Mortgages, the Stock Pledge Agreements, the Trademark Security Agreements, the U.S. Credit Party Guaranty, any note or notes executed by a Borrower in connection with this Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by a Company and the Lender Group in connection with this Agreement.

               "MATERIAL ADVERSE CHANGE" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Companies, taken as a whole, (b) a material impairment of a Company's ability to perform its obligations under the Loan Documents to which it is a party or of the Lender Group's ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Agent's Liens or the UK Security Trustee's Liens with respect to the Collateral as a result of an action or failure to act on the part of a Company.

               "MATERIAL VIDEOGAME" means any videogame title sold by a Company that generated revenues for the most recent calendar quarter in excess of 10% of all consolidated revenues of Companies for such calendar quarter; provided that for purposes of SECTION 8.9 "Material Videogame" shall mean any videogame sku sold by a Company that generated revenues for the most recent calendar quarter in excess of 10% of all consolidated revenues of Companies for such calendar quarter.

               "MATURITY DATE" has the meaning set forth in SECTION 3.4.

               "MAXIMUM REVOLVER AMOUNT" means $15,000,000.

               "MGM LITIGATION" means the lawsuit styled as METRO-GOLDWYN-MAYER STUDIOS, INC. ET AL. V. MIDWAY GAMES, INC., CV 01-09512 TJH (JTLx) (C.D. Cal.) and any related proceedings, including all appeals and investigations, whether ongoing, commenced or completed, in connection with or resulting from such legal proceedings.

               "MIDWAY ENTERPRISE VALUE" means, at any time, an amount equal to the enterprise asset sale value of the Companies, as most recently determined by a qualified appraisal company selected by Agent pursuant to a valuation methodology acceptable to Agent. The initial Midway Enterprise Value is $86,000,000, based on the enterprise valuation prepared by Crowe Chizek LLC dated February 14, 2003.

               "MORTAL KOMBAT FRANCHISE" means the "Mortal Kombat: Deadly Alliance," and "Mortal Kombat: Deception" videogames each of them created for use on Sony's PlayStation 2 computer entertainment system, Microsoft's Xbox and Nintendo's GameCube and Game Boy Advance.

               "MORTGAGES" means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by a Company in favor of Agent, in form and substance satisfactory to Agent, that encumber the Real Property Collateral and the related improvements thereto.

               "NEGOTIABLE COLLATERAL" means letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

               "OBLIGATIONS" means (a) all loans (including the Term Loan), Advances, debts, principal, interest (including any interest that, but for the commencement of an Insolvency Proceeding, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrowers' Loan Account pursuant hereto), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that, but for the commencement of an Insolvency Proceeding, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Companies to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Companies are required to pay or reimburse by the Loan Documents, by law, or otherwise, and (b) all Bank Product Obligations. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

               "OFFICERS' CERTIFICATE" means the representations and warranties of officers form submitted by Agent to Administrative Borrower, together with Companies' completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Agent.

               "ORIGINATING LENDER" has the meaning set forth in SECTION
14.1(e).

               "OVERADVANCE" has the meaning set forth in SECTION 2.5.

               "PAID IN FULL" means (i) the Revolver Commitment shall have been terminated, (ii) all principal of the Advances and the Term Loan, interest thereon and all other Obligations shall have been paid in full in cash or otherwise satisfied in a manner acceptable to Agent and the Lenders in their sole discretion (including, providing cash collateral (in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure) to be held by Agent for the benefit of the Bank Product Providers with respect to the then extant Bank Products Obligations) and (iii) the Agent shall have received cash collateral (or, at the Agent's option, a letter of credit issued for the account of the relevant Borrower and at such Borrower's expense, in form and substance reasonably satisfactory to the Agent, by an issuer reasonably acceptable to the Agent and payable to the Agent as beneficiary) in such amounts as the Agent determines are reasonably necessary to secure the Agent and the Lenders from loss, cost, damage or expense, including reasonable attorneys' fees and expenses, in connection with any contingent obligations and any Letters of Credit and checks or other payments provisionally credited to the obligations and/or as to which the Agent or any Lender has not yet received final payment in full and in cash. All Letters of Credit shall be cash collateralized (or supported by a letter of credit as described in the preceding sentence) by an amount equal to one hundred five percent (105%) of the amount of the Letters of Credit then existing.

               "PARENT" has the meaning set forth in the preamble to this Agreement.

               "PARTICIPANT" has the meaning set forth in SECTION 14.1(e).

               "PATENT MORTGAGE" means a patent mortgage executed and delivered by MAG, Parent and Agent, the form and substance of which is satisfactory to Agent.

               "PERMITTED ACQUISITION" means each of two permitted acquisitions of the Stock of a Person (such Person, the "TARGET") by a Borrower, Parent or a wholly-owned Subsidiary of Parent formed to acquire the Target (so long as such wholly-owned Subsidiary is merged with and into the Target upon consummation of the Permitted Acquisition) in which (a) the closing of such acquisition occurs prior to December 31, 2004, (b) the Target is incorporated or otherwise organized in the United States, located in the United States and its business consists of developing videogames for Companies, (c) immediately before and after giving effect to such Stock acquisition, no Default or Event of Default exists (and, with respect to the financial covenants included in SECTION 7.18, Agent has been provided with calculations showing compliance with such financial covenants on a pro forma basis as of the most recent month end for which financial statements have been delivered, after giving effect to such Stock acquisition), (d) Agent shall have received projections from Companies reflecting such acquisition, which projections shall be in form and substance satisfactory to Agent, (e) the aggregate consideration to be paid in connection with such Stock acquisition does not exceed $5,000,000, all of which shall be paid in common stock of Parent, (f) the acquisition is consensual and has been approved by the board of directors of the Target, (g) prior to such acquisition, Agent shall have received a description of such acquisition and such due diligence as is customarily required by Agent (including engaging third parties to review the transaction) and the results of such due diligence shall be satisfactory to Required Lenders, (h) at least 1 day prior to the consummation of such Stock acquisition, Agent has received substantially completed drafts of the material documentation to be executed in connection with such acquisition, (i) consents have been obtained in favor of Agent and Lenders to the collateral assignment of rights and indemnities under the material acquisition documents, (j) Agent shall have received a perfected, first-priority Lien in all of the assets of the Target and the Target shall have executed and delivered a joinder to this Agreement and the Guaranty and be a "U.S. Credit Party", "Grantor" or "Company" hereunder, (k) any contingent liabilities (other than those set forth in (m) below) or Indebtedness retained by Target in excess of $600,000 shall have been approved by Agent and Required Lenders, (l) any employment agreements entered into in connection with such acquisition shall only compensate employees for future services provided to the Target and shall not constitute "disguised consideration" for the acquisition and (m) continuing obligations of the Target to its employees under the Target's royalty compensation plan shall not exceed the amount of royalties Midway would have been contractually obligated to pay the Target following the date of the acquisition in respect of games developed by the Target prior to the date of the acquisition plus any royalties the Target receives from third parties after the acquisition.

               "PERMITTED DISCRETION" means a determination made in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

               "PERMITTED DISPOSITIONS" means (a) sales or other dispositions of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business, (b) sales of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, and (d) the Sale Leaseback Transaction.

               "PERMITTED HOLDERS" means Sumner M. Redstone, Phyllis Redstone, Paula Redstone and National Amusements, Inc. and any entities owned or controlled, directly or indirectly, by any of them.

               "PERMITTED INVESTMENTS" means (a) Investments in cash and Cash Equivalents, (b) Investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) Investments received in settlement of amounts due to a Company effected in the ordinary course of business or owing to a Company as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Company, (e) acquisition of Stock of a Target in connection with a Permitted Acquisition, (f) capital contribution (not to exceed $1,000 in cash plus common stock of Parent sufficient to pay purchase price of the applicable Permitted Acquisition) to a wholly owned Subsidiary of Midway formed to acquire the Stock of a Target (so long as such wholly owned Subsidiary is merged into such Target upon consummation of such Permitted Acquisition), (g) loans among the Companies, (h) Investments in UK Company so long as the net additional amount of such Investments made from and after the date hereof does not exceed $500,000 at any time during the period from the Closing Date through May 31, 2004, or $350,000 at any time thereafter and (i) Investments in the Investment Account.

               "PERMITTED LIENS" means (a) Liens held by Agent, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on SCHEDULE P-1, (d) the interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of Companies' business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business and not in connection with the borrowing of money, (i) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, (k) with respect to any Real Property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof, (l) Liens existing on the date a Permitted Acquisition is consummated (and not incurred in connection with such Permitted Acquisition) on Equipment of a Target securing Indebtedness of a Target to the extent such Indebtedness is permitted in connection with such Permitted Acquisition, and (m) landlord liens related to leases acquired in connection with a Permitted Acquisition to the extent such Liens only cover Equipment located on such leased premises.

               "PERMITTED PROTEST" means the right of any Company to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States, United Kingdom or Canadian federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently on behalf of such Company, as applicable, in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent's Liens.

               "PERMITTED PURCHASE MONEY INDEBTEDNESS" means, as of any date of determination, Purchase Money Indebtedness in an aggregate amount outstanding at any one time not in excess of $200,000.

               "PERSON" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

               "PLATFORM LICENSE" means each of those certain Confidential License Agreement for Nintendo GameCube (Western Hemisphere), dated February 19, 2002, between Midway and Nintendo of America Inc., License Agreement for the Nintendo GameCube System (EEA, Australia & New Zealand), dated April 25, 2003, between UK Company and Nintendo Co. Ltd., Licensed Publisher Agreement, dated April 1, 2000, between Midway and Sony Computer Entertainment America, Inc., Licensed Publisher Agreement, dated November 14, 2000, between UK Company and Sony Computer Entertainment Europe Limited, Xbox Publisher License Agreement, dated October 30, 2000, between Midway and Microsoft Licensing Inc., each as amended, modified or supplemented from time to time.

               "PPSA" means the Personal Property Security Act of the applicable Canadian province or provinces.

               "PREFERRED STOCK" means the Initial Preferred Stock and the Additional Preferred Stock.

               "PROJECTIONS" means Parent's forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a consistent basis with Parent's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

               "PRO RATA SHARE" means, as of any date of determination:

               (a) with respect to a Lender's obligation to make Advances and receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender's Revolver Commitment, by (z) the aggregate Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such Lender's Advances by (z) the aggregate outstanding principal amount of all Advances,

               (b) with respect to a Lender's obligation to participate in Letters of Credit, to reimburse the Issuing Lender, and to receive payments of fees with respect thereto, (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender's Revolver Commitment, by (z) the aggregate Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such Lender's Advances by (z) the aggregate outstanding principal amount of all Advances,

               (c) with respect to a Lender's obligation to make the Term Loan and receive payments of interest, fees, and principal with respect thereto, (i) prior to the making of the Term Loan, the percentage obtained by dividing (y) such Lender's Term Loan Commitment, by (z) the aggregate amount of all Lenders' Term Loan Commitments, and (ii) from and after the making of the Term Loan, the percentage obtained by dividing (y) the principal amount of such Lender's portion of the Term Loan by (z) the principal amount of the Term Loan, and

               (d) with respect to all other matters as to a particular Lender (including the indemnification obligations arising under SECTION 16.7), the percentage obtained by dividing (i) such Lender's Revolver Commitment plus the outstanding principal amount of such Lender's portion of the Term Loan, by (ii) the aggregate amount of Revolver Commitments of all Lenders plus the outstanding principal amount of the Term Loan; PROVIDED, HOWEVER, that in the event the Revolver Commitments have been terminated or reduced to zero, Pro Rata Share under this clause shall be the percentage obtained by dividing (A) the outstanding principal amount of such Lender's Advances plus such Lender's ratable portion of the Risk Participation Liability with respect to outstanding Letters of Credit plus the outstanding principal amount of such Lender's portion of the Term Loan, by (B) the outstanding principal amount of all Advances plus the aggregate amount of the Risk Participation Liability with respect to outstanding Letters of Credit plus the outstanding principal amount of the Term Loan.

               "PURCHASE MONEY INDEBTEDNESS" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

               "QUALIFIED CASH" means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of Grantors that is in Deposit Accounts (including the Investment Account) or in Securities Accounts, or any combination thereof, and which such Deposit Account (including the Investment Account) or Securities Account is the subject of a Control Agreement and is maintained by a branch office of the bank or securities intermediary located within the United States; provided however, that for the purposes of this definition the term Deposit Accounts shall not include the Designated Account or any other operating or disbursement account of Grantors.

               "REAL PROPERTY" means any estates or interests in real property now owned or hereafter acquired by any Company and the improvements thereto.

               "REAL PROPERTY COLLATERAL" means the parcel or parcels of Real Property identified on SCHEDULE R-1 and any Real Property hereafter acquired by a Company.

               "RECORD" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

               "Redemption Date" means the "Maturity Date" as defined in that certain Certificate of Designation, dated October 10, 2004, of the Series D Convertible Preferred Stock of Parent.

               "REMEDIAL ACTION" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC Section 9601.

               "REPLACEMENT LENDER" has the meaning set forth in SECTION
15.2(a).

               "REPORT" has the meaning set forth in SECTION 16.17.

               "REQUIRED AVAILABILITY" means that the sum of (a) Excess Availability, PLUS (b) Qualified Cash that is in the Investment Account exceeds $40,000,000.

               "REQUIRED LENDERS" means, at any time, Lenders whose aggregate Pro Rata Shares (calculated under clause (d) of the definition of Pro Rata Shares) equal or exceed 66?%.

               "RESERVE PERCENTAGE" means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

               "REVOLVER COMMITMENT" means, with respect to each Lender, its Revolver Commitment, and, with respect to all Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on SCHEDULE C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of SECTION 14.1.

               "REVOLVER USAGE" means, as of any date of determination, the sum of (a) the then extant amount of outstanding Advances, PLUS (b) the then extant amount of the Letter of Credit Usage.

               "RISK PARTICIPATION LIABILITY" means, as to each Letter of Credit, all reimbursement obligations of Borrowers to the Issuing Lender with respect to an L/C Undertaking, consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid by the Issuing Lender to the Underlying Issuer to the extent not reimbursed by Borrowers, whether by the making of an

Advance or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

               "SALE LEASEBACK TRANSACTION" means the sale of the Real Property commonly known as 3289 North California, Chicago, Illinois and 2704 West Roscoe, Chicago, Illinois in an arm's length transaction to a Person that is not an Affiliate of any Company on terms and conditions satisfactory to Required Lenders in connection with the sale-leaseback of such Real Property so long as
(i) no Event of Default exists, (ii) 100% of the proceeds are paid to Agent's Account to be applied as provided in SECTION 2.4(b), (iii) the terms of the lease of such Real Property are reasonably satisfactory to Agent, and (iv) Agent receives a Collateral Access Agreement with respect to such Real Property.

               "SEC" means the United States Securities and Exchange Commission and any successor thereto.

               "SECURITIES ACCOUNT" means a "securities account" as that term is defined in the Code.

               "SETTLEMENT" has the meaning set forth in SECTION 2.3(f)(i).

               "SETTLEMENT DATE" has the meaning set forth in SECTION 2.3(f)(i).

               "SOLVENT" means, with respect to any Person on a particular date, that, at fair valuations, the sum of such Person's assets is greater than all of such Person's debts.

               "STOCK" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

               "STOCK PLEDGE AGREEMENT" means a stock pledge agreement, in form and substance satisfactory to Agent, executed and delivered by each Company that owns Stock of a Subsidiary of Parent, including the UK Stock Pledge Agreement.

               "SUBSIDIARY" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

               "SWING LENDER" means WFF or any other Lender that, at the request of Administrative Borrower and with the consent of Agent agrees, in such Lender's sole discretion, to become the Swing Lender under SECTION 2.3(d).

               "SWING LOAN" has the meaning set forth in SECTION 2.3(d)(i).

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               "TAXES" has the meaning set forth in SECTION 16.11.

               "TERM LOAN" has the meaning set forth in SECTION 2.2.

               "TERM LOAN AMOUNT" means $15,000,000.

               "TERM LOAN COMMITMENT" means, with respect to each Lender, its Term Loan Commitment, and, with respect to all Lenders, their Term Loan Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on SCHEDULE C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of SECTION 14.1.

               "TERM LOAN MARGIN" means 6.00 percentage points.

               "TERMINATION LETTER" means a letter, in form and substance satisfactory to Agent, from Existing Lender to Agent confirming the repayment in full all of the obligations of Companies owing to Existing Lender and the release of all of the Liens existing in favor of Existing Lender in and to the assets of Companies.

               "TOTAL COMMITMENT" means, with respect to each Lender, its Total Commitment, and, with respect to all Lenders, their Total Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on SCHEDULE C-1 attached hereto or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of SECTION 14.1.

               "TRADEMARK SECURITY AGREEMENT" means a trademark security agreement executed and delivered by each of Midway, MAG and MGW and Agent, the form and substance of which is satisfactory to Agent.

               "TRANSITION ACCOUNTS" means those three lockbox accounts, account numbers 91253, 99214 and 96916, at Existing Lender.

               "UCC FILING AUTHORIZATION LETTER" means a letter duly executed by each Grantor authorizing Agent to file appropriate financing statements on Form UCC-1 without the signature of such Grantor, as applicable, in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the security interests purported to be created by the Loan Documents.

               "UK COMPANY" means Midway Games Limited, an English limited liability private company, registered with company number 03801663.

               "UK INSOLVENCY LAWS" means the Insolvency Act 1986 of England and Wales, as now and hereafter in effect, any successor to such statute and any rules and regulations issued thereunder.

               "UK STOCK PLEDGE AGREEMENT" means the syndicated equitable mortgage over securities executed by Midway on or about the date of this Agreement in favor of the UK Security Trustee, for the benefit of the Lender Group, by which Midway has granted to the UK Security Trustee as security for the Obligations, a Lien on 100% of the Stock of UK Company.

               "UK SECURITY TRUSTEE" means WFF in its capacity as security trustee of the security created by the UK Stock Pledge Agreement and any successor entity in that capacity.

               "UNDERLYING ISSUER" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of the Issuing Lender for the benefit of Borrowers.

               "UNDERLYING LETTER OF CREDIT" means a letter of credit that has been issued by an Underlying Issuer.

               "UNITED STATES" means the United States of America.

               "U.S. CREDIT PARTY GUARANTY" means that certain general continuing Guaranty executed and delivered by U.S. Credit Parties in favor of Agent, for the benefit of the Lender Group and the Bank Product Providers, in form and substance satisfactory to Agent.

               "VOIDABLE TRANSFER" has the meaning set forth in SECTION 17.7.

               "WELLS FARGO" means Wells Fargo Bank, National Association, a national banking association.

               "WFF" means Wells Fargo Foothill, Inc., a California corporation.

     1.2.      ACCOUNTING TERMS.

               All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Companies" or the term "Parent" is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

     1.3.      CODE.

               Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

     1.4.      CONSTRUCTION.

               Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to the repayment in full of the Obligations shall mean the repayment in full in cash of all Obligations other than contingent indemnification Obligations and other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and are not required to be repaid or cash collateralized pursuant to the provisions of this Agreement. Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record.

     1.5.      SCHEDULES AND EXHIBITS.

               All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.   LOAN AND TERMS OF PAYMENT.

     2.1.      REVOLVER ADVANCES.

               (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally) to make advances ("ADVANCES") to Borrowers in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to THE LESSER OF (i) the Maximum Revolver Amount LESS the Letter of Credit Usage, or (ii) the Borrowing Base LESS the Letter of Credit Usage.

               (b) Anything to the contrary in this SECTION 2.1 notwithstanding, Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) sums that Companies are required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, (ii) allowances for price protection, returns and discounts, (iii) accrued royalty payments owed to licensors, (iv) allowances for litigation expenses of the Companies, and (v) amounts owing by Companies to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing

Permitted Lien set forth on SCHEDULE P-1 which is specifically identified thereon as entitled to have priority over the Agent's Liens), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to the Agent's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for AD VALOREM, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral.

               (c) The Lenders with Revolver Commitments shall have no obligation to make additional Advances hereunder to the extent such additional Advances would cause the Revolver Usage to exceed the Maximum Revolver Amount.

               (d) Amounts borrowed pursuant to this SECTION 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

     2.2.      TERM LOAN.

               Subject to the terms and conditions of this Agreement, on the Closing Date each Lender with a Term Loan Commitment agrees (severally, not jointly or jointly and severally) to make term loans (collectively, the "TERM LOAN") to Borrowers in an amount equal to such Lender's Pro Rata Share of the Term Loan Amount. The Term Loan shall be repaid in 54 equal consecutive monthly installments each in the amount of $277,777.78, on the first day of each calendar month commencing August 1, 2004 and ending on February 1, 2009, with a final installment on the Maturity Date of the then unpaid balance of the Term Loan. Borrowers shall also make mandatory prepayments of principal of the Term Loan (to be applied to the remaining installments in the inverse order of their maturities) such that the sum of the outstanding principal balance of the Term Loan shall not exceed 25% of the Midway Enterprise Value. In addition to the foregoing, Borrowers may make optional prepayments of the Term Loan (to be applied to the remaining installments in the inverse order of their maturities). The outstanding unpaid principal balance and all accrued and unpaid interest under the Term Loan shall be due and payable on the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration. All amounts outstanding under the Term Loan shall constitute Obligations.

     2.3.      BORROWING PROCEDURES AND SETTLEMENTS.

               (a) PROCEDURE FOR BORROWING. Each Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Agent (which notice must be received by Agent no later than 10:00 a.m. (California time) on the Business Day prior to the date that is the requested Funding Date specifying
(i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day; PROVIDED, HOWEVER, that in the case of a request for Swing Loan in an amount of $3,000,000, or less, such notice will be timely received if it is received by Agent no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date). At Agent's election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time. In such circumstances, Borrowers agree that any such

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telephonic notice will be confirmed in writing within 24 hours of the giving of such notice and the failure to provide such written confirmation shall not affect the validity of the request.

               (b) AGENT'S ELECTION. Promptly after receipt of a request for a Borrowing pursuant to SECTION 2.3(a), Agent shall elect, in its discretion, (i) to have the terms of SECTION 2.3(c) apply to such requested Borrowing, or (ii) if the Borrowing is for an Advance, to request Swing Lender to make a Swing Loan pursuant to the terms of SECTION 2.3(e) in the amount of the requested Borrowing; PROVIDED, HOWEVER, that if Swing Lender declines in its sole discretion to make a Swing Loan pursuant to SECTION 2.3(d), Agent shall elect to have the terms of SECTION 2.3(c) apply to such requested Borrowing.

               (c)  MAKING OF LOANS.

                    (i) In the event that Agent shall elect to have the terms of this SECTION 2.3(c) apply to a requested Borrowing as described in
     SECTION 2.3(b), then promptly after receipt of a request for a Borrowing pursuant to SECTION 2.3(a), Agent shall notify the Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent's Account, not later than 10:00 a.m. (California time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances (or the Term Loan, as applicable), Agent shall make the proceeds thereof available to Administrative Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to Administrative Borrower's Designated Account; PROVIDED, HOWEVER, that, subject to the provisions of SECTION 2.3(i), Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance (or its portion of the Term Loan) if Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in SECTION 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date.

                    (ii) Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, prior to 9:00 a.m. (California time) on the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrowers such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Advance (or portion of the Term Loan, as applicable) on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Administrative Borrower of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances (or portion of the Term Loan, as applicable) composing such Borrowing. The failure of any Lender to make any Advance (or portion of the Term Loan, as applicable) on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance (or portion of the Term Loan, as applicable) on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date.

                    (iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to Agent for the Defaulting Lender's benefit, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender's Advance was funded by the other members of the Lender Group) or, if so directed by Administrative Borrower and if no Default or Event of Default had occurred and is continuing (and to the extent such Defaulting Lender's Advance was not funded by the Lender Group), retain same to be re-advanced to Borrowers as if such Defaulting Lender had made Advances to Borrowers. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero. This Section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Agent, and Administrative Borrower shall have waived such Defaulting Lender's default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrowers of their duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such

     Defaulting Lender of this Agreement and shall entitle Administrative Borrower at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (other than Bank Product Obligations, but including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever; PROVIDED HOWEVER, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups' or Borrowers' rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

               (d)  MAKING OF SWING LOANS.

                    (i) In the event Agent shall elect, with the consent of Swing Lender, as a Lender, to have the terms of this SECTION 2.3(d) apply to a requested Borrowing as described in SECTION 2.3(b), Swing Lender as a Lender shall make such Advance in the amount of such Borrowing (any such Advance made solely by Swing Lender as a Lender pursuant to this SECTION 2.3(d) being referred to as a "SWING LOAN" and such Advances being referred to collectively as "SWING LOANS") available to Borrowers on the Funding Date applicable thereto by transferring immediately available funds to Administrative Borrower's Designated Account. Each Swing Loan shall be deemed to be an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that no such Swing Loan shall be eligible to be a LIBOR Rate Loan and all payments on any Swing Loan shall be payable to Swing Lender as a Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Swing Loan). Subject to the provisions of SECTION 2.3(i), Agent shall not request Swing Lender as a Lender to make, and Swing Lender as a Lender shall not make, any Swing Loan if Agent has actual knowledge that (i) one or more of the applicable conditions precedent set forth in SECTION 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Swing Lender as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in SECTION 3 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Swing Loan.

                    (ii) The Swing Loans shall be secured by the Agent's Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

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               (e)  AGENT ADVANCES.

                    (i) Agent hereby is authorized by Borrowers and the Lenders, from time to time in Agent's sole discretion, (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in SECTION 3 have not been satisfied, to make Advances to Borrowers on behalf of the Lenders that Agent, in its Permitted Discretion deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations), or (C) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in SECTION 10 (any of the Advances described in this SECTION 2.3(e) shall be referred to as "AGENT ADVANCES"). Each Agent Advance shall be deemed to be an Advance hereunder, except that no such Agent Advance shall be eligible to be a LIBOR Rate Loan and all payments thereon shall be payable to Agent solely for its own account.

                    (ii) The Agent Advances shall be repayable on demand, secured by the Agent's Liens granted to Agent under the Loan Documents, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

               (f) SETTLEMENT. It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Swing Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                    (i) Agent shall request settlement ("SETTLEMENT") with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent, (1) on behalf of Swing Lender, with respect to each outstanding Swing Loan, (2) for itself, with respect to each Agent Advance, and (3) with respect to Companies' Collections received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "SETTLEMENT DATE"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, and Agent Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including SECTION 2.3(c)(iii)): (y) if a Lender's balance of the Advances (including Swing Loans and Agent Advances) exceeds such Lender's Pro Rata Share of the Advances (including Swing Loans and Agent Advances) as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. (California time) on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Loans and Agent Advances), and (z) if a Lender's balance of the Advances (including Swing Loans and Agent Advances) is less than such Lender's Pro Rata Share of the Advances (including Swing Loans and Agent Advances) as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to the Agent's Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Loans and Agent Advances). Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loans or Agent Advances and, together with the portion of such Swing Loans or Agent Advances representing Swing Lender's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

                    (ii) In determining whether a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such next Settlement.

                    (iii) Between Settlement Dates, Agent, to the extent no Agent Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Swing Lender's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections of Companies received since the then immediately preceding Settlement Date have been applied to Swing Lender's Pro Rata Share of the Advances other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Agent Advances, and each Lender (subject to the effect of letter agreements between Agent and individual Lenders) with respect to the Advances other than Swing Loans and Agent Advances, shall be entitled to

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     interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.

               (g) NOTATION. Agent shall record on its books the principal amount of the Advances (or portion of the Term Loan, as applicable) owing to each Lender, including the Swing Loans owing to Swing Lender, and Agent Advances owing to Agent, and the interests therein of each Lender, from time to time and such records shall, absent manifest error, conclusively be presumed to be correct and accurate. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records.

               (h) LENDERS' FAILURE TO PERFORM. All Advances (other than Swing Loans and Agent Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

               (i) OPTIONAL OVERADVANCES. Any contrary provision of this Agreement notwithstanding, the Lenders hereby authorize Agent or Swing Lender, as applicable, and Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Advances (including Swing Loans) to Borrowers notwithstanding that an Overadvance exists or thereby would be created, so long as (i) after giving effect to such Advances, the outstanding Revolver Usage does not exceed the Borrowing Base by more than the lesser of 10% of the Borrowing Base or $1,500,000, (ii) after giving effect to such Advances, the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount, and (iii) at the time of the making of any such Advance, Agent does not believe, in good faith, that the Overadvance created by such Advance will be outstanding for more than 90 days. The foregoing provisions are for the exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Companies in any way. The Advances and Swing Loans, as applicable, that are made pursuant to this SECTION 2.3(i) shall be subject to the same terms and conditions as any other Advance or Swing Loan, as applicable, except that they shall not be eligible for the LIBOR Option and the rate of interest applicable thereto shall be the rate applicable to Advances that are Base Rate Loans under SECTION 2.6(c) hereof without regard to the presence or absence of a Default or Event of Default.

                           (A) In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by the preceding paragraph, regardless of the amount of, or reason for, such excess, Agent shall notify the Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders with Revolver Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrowers intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrowers to an amount permitted by the preceding paragraph. In the event Agent or any Lender disagrees over the terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders.

                           (B) Each Lender with a Revolver Commitment shall be obligated to settle with Agent as provided in SECTION 2.3(f) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this SECTION 2.3(i), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

     2.4.      PAYMENTS.

               (a)  PAYMENTS BY BORROWERS.

                    (i) Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Agent's Account for the account of the Lender Group and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                    (ii) Unless Agent receives notice from Administrative Borrower prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

               (b)  APPORTIONMENT AND APPLICATION.

                    (i) Except as otherwise provided with respect to Defaulting Lenders and except as otherwise provided in the Loan Documents (including letter agreements between Agent and individual Lenders), aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of fees and expenses (other than fees or expenses that are for Agent's separate account, after giving effect to any letter agreements between Agent and individual Lenders) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee relates. Except as provided in SECTION 2.2 of this Agreement with respect to prepayments of the Term Loan, payments shall be remitted to Agent and all such payments, and all proceeds of Collateral received by Agent in accordance with Section 2.8, shall be applied as follows (such application shall be no later than the first Business Day after receipt thereof in accordance with Section 2.8):

                           (A) FIRST, to pay any Lender Group Expenses then due to Agent under the Loan Documents, until paid in full,

                           (B) SECOND, to pay any Lender Group Expenses then due to the Lenders under the Loan Documents, on a ratable basis, until paid in full,

                           (C) THIRD, to pay any fees then due to Agent (for its separate accounts, after giving effect to any letter agreements between Agent and the individual Lenders) under the Loan Documents until paid in full,

                           (D) FOURTH, to pay any fees then due to any or all of the Lenders (after giving effect to any letter agreements between Agent and individual Lenders) under the Loan Documents, on a ratable basis, until paid in full,

                           (E) FIFTH, to pay interest due in respect of all Agent Advances, until paid in full,

                           (F) SIXTH, ratably to pay interest due in respect of the Advances (other than Agent Advances), the Swing Loans, and the Term Loan until paid in full,

                           (G) SEVENTH, to pay the principal of all Agent Advances until paid in full,

                           (H) EIGHTH, ratably to pay all principal amounts then due and payable (other than as a result of an acceleration thereof) with respect to the Term Loan until paid in full,

                           (I) NINTH, to pay the principal of all Swing Loans until paid in full,

                           (J) TENTH, so long as no Event of Default has occurred and is continuing, and at Agent's election (which election Agent agrees will not be made if an Overadvance would be created thereby), to pay amounts then due and owing by Parent or its Subsidiaries in respect of Bank Products, until paid in full,

                           (K) ELEVENTH, so long as no Event of Default has occurred and is continuing, to pay the principal of all Advances until paid in full,

                           (L) TWELFTH, if an Event of Default has occurred and is continuing, ratably (i) to pay the principal of all Advances until paid in full, (ii) to Agent, to be held by Agent, for the ratable benefit of Issuing Lender and those Lenders having a Revolver Commitment, as cash collateral in an amount up to 105% of the then extant Letter of Credit Usage until paid in full, and
               (iii) to Agent, to be held by Agent, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount of the Bank Product Reserve established prior to the occurrence of, and not in contemplation of, the subject Event of Default until Parent or its Subsidiaries obligations in respect of the then extant Bank Products have been paid in full or the cash collateral amount has been exhausted,

                           (M) THIRTEENTH, if an Event of Default has occurred and is continuing, to pay the outstanding principal balance of the Term Loan (in the inverse order of the maturity of the installments due thereunder) until the Term Loan is paid in full,

                           (N) FOURTEENTH, if an Event of Default has occurred and is continuing, to pay any other Obligations (including the provision of amounts to Agent, to be held by Agent, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount determined by Agent in its Permitted Discretion as the amount necessary to secure Parent or its Subsidiaries obligations in respect of the then extant Bank Products), and

                           (O) FIFTEENTH, to Borrowers (to be wired to the Investment Account) or such other Person entitled thereto under applicable law.

                    (ii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in SECTION 2.3(f).

                    (iii) In each instance, so long as no Event of Default has occurred and is continuing, this SECTION 2.4(b) shall not be deemed to apply to any payment by Borrowers specified by Borrowers to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

                    (iv) For purposes of the foregoing, "paid in full" means payment of all applicable amounts owing under the Loan Documents, including related loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

                    (v) In the event of a direct conflict between the priority provisions of this SECTION 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this SECTION 2.4 shall control and govern.

     2.5.      OVERADVANCES; MANDATORY PREPAYMENT.

               (a) If, at any time or for any reason, the amount of Obligations (other than Bank Product Obligations) owed by Borrowers to the Lender Group pursuant to SECTION 2.1 or SECTION 2.12 is greater than either the Dollar or percentage limitations set forth in SECTION 2.1 or SECTION 2.12, as applicable (an "OVERADVANCE"), Borrowers immediately shall pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priorities set forth in SECTION 2.4(b). In addition, Borrowers hereby promise to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full as and when due and payable under the terms of this Agreement and the other Loan Documents.

               (b) If on the Business Day prior to a Redemption Date it is reasonably anticipated that Parent will pay any cash in connection with the redemption of the Preferred Stock on such Redemption Date, and it is reasonably anticipated by Agent that after giving effect to such redemption the sum (as projected by Agent) of Qualified Cash plus Excess Availability will not exceed $25,000,000, Borrowers will be required to make a mandatory prepayment such that the Term Loan, Revolving Loan and other Obligations (including the Applicable Prepayment Premium) are Paid In Full, at which time the Loan Agreement shall be terminated.

     2.6. INTEREST RATES AND LETTER OF CREDIT FEE: RATES, PAYMENTS, AND CALCULATIONS.

               (a) INTEREST RATES. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (i) if the relevant Obligation is an Advance that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, (ii) if the relevant Obligation is a portion of the Term Loan, at a per annum rate equal to the Base Rate plus the Term Loan Margin, and (iii) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

               The foregoing notwithstanding, at no time shall any portion of the Obligations (other than Bank Product Obligations) bear interest on the Daily Balance thereof at a per annum rate less than 6%. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

               (b) LETTER OF CREDIT FEE. Borrowers shall pay Agent (for the ratable benefit of the Lenders with a Revolver Commitment, subject to any letter agreement between Agent and individual Lenders), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in SECTION 2.12(e)) which shall accrue at a rate equal to 4.50% per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

               (c) DEFAULT RATE. Upon the occurrence and during the continuation of an Event of Default (and at the election of Agent or the Required Lenders),

                    (i) all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 2 percentage points above the per annum rate otherwise applicable hereunder, and

                    (ii) the Letter of Credit fee provided for above shall be increased to 2 percentage points above the per annum rate otherwise applicable hereunder.

               (d) PAYMENT. Except as provided to the contrary in SECTION 2.12(a) and SECTION 2.13(a), interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or Commitments are outstanding. Borrowers hereby authorize Agent, from time to time, without prior notice to Borrowers, to charge such interest and fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in SECTION 2.12(e) (as and when accrued or incurred), the fees and costs provided for in SECTION 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including the amounts due and payable with respect to the Term Loan and including any amounts due and payable to the Bank Product Providers in respect of Bank Products up to the amount of the then extant Bank Product Reserve) to Borrowers' Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded by being charged to Borrowers' Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans hereunder.

               (e) COMPUTATION. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

               (f) INTENT TO LIMIT CHARGES TO MAXIMUM LAWFUL RATE. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; PROVIDED, HOWEVER, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, IPSO FACTO, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

     2.7.      CASH MANAGEMENT.

               (a) Grantors shall (i) establish and maintain cash management services of a type and on terms satisfactory to Agent at one or more of the banks set forth on SCHEDULE 2.7(a) (each a "CASH MANAGEMENT BANK"), and shall request in writing and otherwise take such reasonable steps to ensure that all of their Account Debtors forward payment of the amounts owed by them directly to such Cash Management Bank, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all of their Collections (including those sent directly by their Account Debtors to a Cash Management Bank) into a bank account in Agent's name (a "Cash Management Account") at one of the Cash Management Banks.

               (b) Each Cash Management Bank shall establish and maintain Cash Management Agreements with Agent and Grantors, in form and substance acceptable to Agent. Each such Cash Management Agreement shall provide, among other things, that (i) all items of payment deposited in such Cash Management Account and proceeds thereof are held by such Cash Management Bank agent or bailee-in-possession for Agent, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account, other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) it immediately will forward by daily sweep all amounts in the applicable Cash Management Account to the Agent's Account. Prior to the entrance into Cash Management Agreements related to the Transition Accounts pursuant to SECTION 3.2(f), all amounts in the Transition Accounts will be swept daily into the Agent's Account.

               (c) So long as no Default or Event of Default has occurred and is continuing, Administrative Borrower may amend SCHEDULE 2.7(a) to add or replace a Cash Management Account Bank or Cash Management Account; PROVIDED, HOWEVER, that (i) such prospective Cash Management Bank shall be satisfactory to Agent and Agent shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, the applicable Company, and such prospective Cash Management

Bank shall have executed and delivered to Agent a Cash Management Agreement. The applicable Company shall close any of their Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Agent that the creditworthiness of any Cash Management Bank is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Agent that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Agent's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Agent's reasonable judgment.

               (d) The Cash Management Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which each Company hereby grants a Lien to Agent. Notwithstanding anything contained herein to the contrary, WFF is the only Cash Management Bank permitted to be used by a Company without the prior written consent of Agent (except that Borrowers may maintain their Designated Account, Transition Accounts (subject to SECTION 3.2(b)) and other operating accounts with Existing Lender).

     2.8.      CREDITING PAYMENTS; FLOAT CHARGE.

               The receipt of any payment item by Agent (whether from transfers to Agent by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Agent's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day. For purposes of calculating Availability, Borrowers shall receive credit for Collections at such time as Agent has received immediately available funds into the Agent's Account with respect to such Collections. From and after the Closing Date, Agent shall be entitled to charge Borrowers for 3 Business Days of 'clearance' or 'float' at the rate then applicable under SECTION 2.6 to Advances that are Base Rate Loans on all Collections that are received by Companies (regardless of whether forwarded by the Cash Management Banks to Agent). This across-the-board 3 Business Day clearance or float charge on all Collections of Companies is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrowers and shall apply irrespective of whether or not there are any outstanding monetary Obligations; the effect of such clearance or float charge being the equivalent of charging interest on such Collections through the completion of a period ending 3 Business Days after the receipt thereof. The parties acknowledge and agree that the economic benefit of the foregoing provisions of this SECTION 2.8 shall be for the exclusive benefit of Agent.

     2.9.      DESIGNATED ACCOUNT.

               Agent is authorized to make the Advances and the Term Loan, and Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to
SECTION 2.6(d). Administrative Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrowers and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Administrative Borrower, any Advance, Agent Advance, or Swing Loan requested by Borrowers and made by Agent or the Lenders hereunder shall be made to the Designated Account.

     2.10.     MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS.

               Agent shall maintain an account on its books in the name of Borrowers (the "LOAN ACCOUNT") on which Borrowers will be charged with the Term Loan, all Advances (including Agent Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to Borrowers or for Borrowers' account, the Letters of Credit issued by Issuing Lender for Borrowers' account, and with all other payment Obligations hereunder or under the other Loan Documents (except for Bank Product Obligations), including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with SECTION 2.8, the Loan Account will be credited with all payments received by Agent from Borrowers or for Borrowers' account, including all amounts received in the Agent's Account from any Cash Management Bank. Agent shall render statements regarding the Loan Account to Administrative Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 30 days after receipt thereof by Administrative Borrower, Administrative Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

     2.11.     FEES.

               Borrowers shall pay to Agent the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter) and shall be apportioned among the Lenders in accordance with the terms of letter agreements between Agent and individual Lenders:

               (a) UNUSED LINE FEE. On the first day of each month during the term of this Agreement, an unused line fee in the amount equal to 0.50% per annum times the result of (i) the Maximum Revolver Amount, less (ii) the sum of
(A) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (B) the

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average Daily Balance of the Letter of Credit Usage during the immediately preceding month,

               (b) FEE LETTER FEES. As and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter, and

               (c) AUDIT, APPRAISAL, AND VALUATION CHARGES. Audit, appraisal, and valuation fees and charges as follows (i) a fee of $850 per day, per auditor, plus out-of-pocket expenses for each financial audit of any Company performed by personnel employed by Agent, (ii) if implemented, a fee of $850 per day, per applicable individual, plus out-of-pocket expenses for each financial audit of Companies and for the establishment of electronic collateral reporting systems, and (iii) the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to perform financial audits of Companies, to establish electronic collateral reporting systems, to appraise the Collateral and subject to SECTION 4.6 obtain the Midway Enterprise Value, or any portion thereof, or to assess any Company's business valuation.

     2.12.     LETTERS OF CREDIT.

               (a) Subject to the terms and conditions of this Agreement, the Issuing Lender agrees to issue letters of credit for the account of Borrowers (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C UNDERTAKING") with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of Borrowers. To request the issuance of an L/C or an L/C Undertaking (or the amendment, renewal, or extension of an outstanding L/C or L/C Undertaking), Administrative Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and Agent (reasonably in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C or L/C Undertaking, or identifying the L/C or L/C Undertaking to be amended, renewed, or extended, the date of issuance, amendment, renewal, or extension, the date on which such L/C or L/C Undertaking is to expire, the amount of such L/C or L/C Undertaking, the name and address of the beneficiary thereof (or of the Underlying Letter of Credit, as applicable), and such other information as shall be necessary to prepare, amend, renew, or extend such L/C or L/C Undertaking. If requested by the Issuing Lender, Administrative Borrower also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. The Issuing Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested Letter of Credit:

                    (i) the Letter of Credit Usage would exceed the Borrowing Base LESS the then extant amount of outstanding Advances, or

                    (ii) the Letter of Credit Usage would exceed $5,000,000, or

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                    (iii)  the Letter of Credit Usage would exceed the Maximum
     Revolver Amount LESS the then extant amount of outstanding Advances.

               Borrowers and the Lender Group acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to the Issuing Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Lender is obligated to advance funds under a Letter of Credit, Borrowers immediately shall reimburse such L/C Disbursement to Issuing Lender by paying to Agent an amount equal to such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, if Administrative Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by Administrative Borrower prior to such time on such date, then not later than 11:00 a.m., California time, on
(i) the Business Day that Administrative Borrower receives such notice, if such notice is received prior to 10:00 a.m., California time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances that are Base Rate Loans under SECTION 2.6. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrowers' obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance. Promptly following receipt by Agent of any payment from Borrowers pursuant to this paragraph, Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to SECTION 2.12(c) to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interest may appear.

               (b) Promptly following receipt of a notice of L/C Disbursement pursuant to SECTION 2.12(a), each Lender with a Revolver Commitment agrees to fund its Pro Rata Share of any Advance deemed made pursuant to the foregoing subsection on the same terms and conditions as if Borrowers had requested such Advance and Agent shall promptly pay to Issuing Lender the amounts so received by it from the Lenders. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders with Revolver Commitment, the Issuing Lender shall be deemed to have granted to each Lender with a Revolver Commitment, and each Lender with a Revolver Commitment shall be deemed to have purchased, a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit, and each such Lender agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of any payments made by the Issuing Lender under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender with a Revolver Commitment hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Lender and not reimbursed by Borrowers on the date due as provided in clause (a) of this Section, or of any reimbursement payment required to be refunded to Borrowers for any reason. Each Lender

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with a Revolver Commitment acknowledges and agrees that its obligation to deliver to Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share of each L/C Disbursement made by the Issuing Lender pursuant to this SECTION 2.12(b) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in
SECTION 3 hereof. If any such Lender fails to make available to Agent the amount of such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Lender in respect of such Letter of Credit as provided in this Section, such Lender shall be deemed to be a Defaulting Lender and Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

               (c) Each Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit; PROVIDED, HOWEVER, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group. Each Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Issuing Lender's interpretations of any L/C issued by Issuing Lender to or for such Borrower's account, even though this interpretation may be different from such Borrower's own, and each Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrowers' instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Each Borrower understands that the L/C Undertakings may require Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrowers against such Underlying Issuer. Each Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Undertaking as a result of the Lender Group's indemnification of any Underlying Issuer; PROVIDED, HOWEVER, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group.

               (d) Each Borrower hereby authorizes and directs any Underlying Issuer to deliver to the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

               (e) Any and all charges, commissions, fees, and costs incurred by the Issuing Lender relating to Underlying Letters of Credit shall be Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrowers to Agent for the account of the Issuing Lender; it being acknowledged and agreed by each Borrower that, as of the Closing Date, the issuance fee imposed by the prospective Underlying Issuer is

..825% per annum times the face amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

               (f) If by reason of (i) any change after the Closing Date in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

                    (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

                    (ii) there shall be imposed on the Underlying Issuer or the Lender Group any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guarantying, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by the Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Administrative Borrower, and Borrowers shall pay on demand such amounts as Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder. The determination by Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

     2.13.     LIBOR OPTION.

               (a) INTEREST AND INTEREST PAYMENT DATES. In lieu of having interest charged at the rate based upon the Base Rate, Borrowers shall have the option (the "LIBOR OPTION") to have interest on all or a portion of the Advances be charged at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the occurrence of an Event of Default in consequence of which the Required Lenders or Agent on behalf thereof have elected to accelerate the maturity of all or any portion of the Obligations, or
(iii) termination of this Agreement pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Administrative Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrowers no longer shall have the option to request that Advances bear interest at the LIBOR Rate and Agent shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder.

               (b)  LIBOR ELECTION.

                    (i) Administrative Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Agent prior to 11:00 a.m. (California time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the "LIBOR DEADLINE"). Notice of Administrative Borrower's election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. (California time) on the same day). Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the Lenders having a Revolver Commitment.

                    (ii) Each LIBOR Notice shall be irrevocable and binding on Borrowers. In connection with each LIBOR Rate Loan, each Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense incurred by Agent or any Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "FUNDING LOSSES"). Funding Losses shall, with respect to Agent or any Lender, be deemed to equal the amount determined by Agent or such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period therefor), MINUS (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Agent or a Lender delivered to Administrative Borrower setting forth any amount or amounts that Agent or such Lender is entitled to receive pursuant to this SECTION
     2.13 shall be conclusive absent manifest error.

                    (iii) Borrowers shall have not more than 5 LIBOR Rate Loans in effect at any given time. Borrowers only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

               (c) PREPAYMENTS. Borrowers may prepay LIBOR Rate Loans at any time; PROVIDED, HOWEVER, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Agent of proceeds of Borrowers' and their Subsidiaries' Collections in accordance with SECTION 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with clause (b) above.

               (d)  SPECIAL PROVISIONS APPLICABLE TO LIBOR RATE.

                    (i) The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give Administrative Borrower and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Administrative Borrower may, by notice to such affected Lender (y) require such Lender to furnish to Administrative Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above).

                    (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and Administrative Borrower and Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrowers shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.

               (e) NO REQUIREMENT OF MATCHED FUNDING. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if each Lender or its Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

     2.14.     CAPITAL REQUIREMENTS.

               If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such Lender may notify Administrative Borrower and Agent thereof. Following receipt of such notice, Borrowers agree to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     2.15.     JOINT AND SEVERAL LIABILITY OF BORROWERS.

               (a) Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Agent and the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

               (b) Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this SECTION 2.15), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.

               (c) If and to the extent that any of Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

               (d) The Obligations of each Borrower under the provisions of this SECTION 2.15 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

               (e) Except as otherwise expressly provided in this Agreement, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Advances or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this
SECTION 2.15 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this SECTION 2.15, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Borrower under this SECTION 2.15 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this
SECTION 2.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or any Agent or Lender. The joint and several liability of the Borrower hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any of the Borrower or any Agent or Lender.

               (f) Each Borrower represents and warrants to Agent and Lenders that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower further represents and warrants to Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Borrower hereby covenants that such Borrower will continue to keep informed of Borrowers' financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

               (g) The provisions of this SECTION 2.15 are made for the benefit of the Agent, the Lenders and their respective successors and assigns, and may be enforced by it or them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of any such Agent, Lender, successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this SECTION 2.15 shall remain in effect until all of the Obligations shall have been Paid In Full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Agent or Lender upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this SECTION 2.15 will forthwith be reinstated in effect, as though such payment had not been made.

               (h) Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Agent or the Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been Paid In Full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to any Agent or Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment of the Obligations until the Obligations are Paid In Full and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be Paid In Full before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

               (i) Each Borrower hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the Obligations until the Obligations are Paid In Full. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been Paid In Full. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Agent, and such Borrower shall deliver any such amounts to Agent for application to the Obligations in accordance with SECTION 2.4(b).

               (j) Each U.S. Credit Party has guarantied the Obligations pursuant to the U.S. Credit Party Guaranty.

3.   CONDITIONS; TERM OF AGREEMENT.

     3.1.      CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT.

               The obligation of the Lender Group (or any member thereof) to make the initial Advance (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the satisfaction of Agent, of each of the conditions precedent set forth below:

               (a)  the Closing Date shall occur on or before March 5, 2004;

               (b) Agent shall have received a UCC Filing Authorization Letter, duly executed by each Grantor, together with appropriate financing statements on Form UCC-1, duly filed in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the Agent's Liens in and to the Collateral, and Agent shall have received its searches and be satisfied with the results thereof;

               (c) Agent shall have received each of the following documents, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

                    (i)    the Cash Management Agreements,

                    (ii)   the Control Agreements,

                    (iii)  the Copyright Mortgages,

                    (iv)   the Disbursement Letter,

                    (v)    the Fee Letter,

                    (vi)   the U.S. Credit Party Guaranty,

                    (vii)  the Intercompany Subordination Agreement,

                    (viii) the Mortgages,

                    (ix)   the Officers' Certificate,

                    (x)    the Patent Mortgages,

                    (xi) the Termination Letter, together with UCC termination statements and other documentation evidencing the termination by Existing Lender of its Liens in and to the properties and assets of Borrowers and their Subsidiaries,

                    (xii) the Stock Pledge Agreements, together with all certificates representing the shares of Stock pledged thereunder, as well as Stock powers with respect thereto endorsed in blank, and

                    (xiii) the Trademark Security Agreements;

               (d) Agent shall have received a certificate from the Secretary of each Company attesting to the resolutions of such Company's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Company is a party and authorizing specific officers of such Company to execute the same;

               (e) Agent shall have received copies of each Company's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Company;

               (f) Agent shall have received a certificate of status with respect to each Company, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Company, which certificate shall indicate that such Company is in good standing in such jurisdiction;

               (g) Agent shall have received certificates of status with respect to each Company, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Company) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Company is in good standing in such jurisdictions;

               (h) Agent shall have received evidence satisfactory to Agent that all material copyrights used in videogames sold by any Company have been registered with the applicable federal filing office;

               (i) Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by SECTION 6.8, the form and substance of which shall be satisfactory to Agent;

               (j) Agent shall have received a Collateral Access Agreement with respect to the following locations: Dallas Corporate Center #11, 11550 Newberry, Suite 100, Dallas TX, 75229;

               (k) Agent shall have received opinions of Companies' counsel in form and substance satisfactory to Agent;

               (l) Agent shall have received satisfactory evidence (including a certificate of the chief financial officer of Parent) that all tax returns required to be filed by Companies have been timely filed and all taxes upon Companies or their properties, assets, income, and franchises (including Real Property taxes, sales taxes, and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

               (m) Borrowers shall have the Required Availability after giving effect to the initial extensions of credit hereunder and the payment of all fees and expenses required to be paid by Borrowers on the Closing Date under this Agreement or the other Loan Documents;

               (n) Agent shall have completed its business, legal, and collateral due diligence, including (i) a collateral audit and review of Companies' books and records and verification of Companies' representations and warranties to the Lender Group, the results of which shall be satisfactory to Agent, (ii) a review of UCC, tax and other lien searches, the results of which shall be satisfactory to Agent, and (iii) a legal review of all material contracts and litigation matters, the results of which shall be satisfactory to Agent;

               (o) Agent shall have received the Midway Enterprise Value and shall be satisfied with the results thereof,

               (p) Agent shall have received Companies' Closing Date Business Plan;

               (q) Borrowers shall have paid all Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement;

               (r) Agent shall have received copies of each of Platform Licenses covering the North American Market (which may be redacted copies) and other material contracts, together with a certificate of the Secretary of the applicable Borrower certifying each such document as being a true, correct, and complete copy thereof;

               (s) Agent shall have received copies of the Certificate of Designation concerning the Preferred Stock and all other agreements, instruments and documents concerning any obligations of companies related to the Preferred Stock, together with a certificate of Secretary of Parent certifying each such document as being a true, correct and complete copy thereof;

               (t) Companies shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Companies of the Loan Document or with the consummation of the transactions contemplated thereby; and

               (u) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent.

     3.2.      CONDITIONS SUBSEQUENT TO THE INITIAL EXTENSION OF CREDIT.

     The obligation of the Lender Group (or any member thereof) to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Companies to so perform or cause to be performed constituting an Event of Default):

               (a) within 30 days of the Closing Date, deliver to Agent certified copies of the policies of insurance, together with the endorsements thereto, as are required by SECTION 6.8, the form and substance of which shall be satisfactory to Agent and its counsel;

               (b) within 90 days of the Closing Date, close the Transition Accounts and all other Securities Accounts and Deposit Accounts (other than the Designated Account and other disbursement accounts) with Existing Lender and its Affiliates;

               (c) within 30 days of the Closing Date, file a business activity report in the State of Minnesota;

               (d) within 180 days of the Closing Date, Borrower shall (i) obtain the consent of the City of Chicago to the execution and delivery of a mortgage of the Boat Yard Property to Agent, which mortgage shall be in form substantially the same as the other mortgages delivered to Agent, (ii) upon receipt of such consent, execute and deliver such mortgage to Agent, and (iii) deliver a title insurance policy to Agent, in form and substance satisfactory to Agent, insuring the lien of such mortgage;

               (e) on or before March 31, 2004, deliver to Agent consolidated financial statements of Parent and its Subsidiaries for the fiscal year ending December 31, 2003, audited by Ernst & Young reasonably acceptable to Agent and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management);

               (f) on or before March 11, 2004, enter into Cash Management Agreements with respect to the Transition Accounts; and

               (g) within 14 days of the Closing Date, deliver UK Company's books, including its share register, and certificates of UK Company to Agent.

     3.3.      CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT.

               The obligation of the Lender Group (or any member thereof) to make any Advances hereunder at any time (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

               (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

               (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

               (c) no injunction, writ, restraining order, or other order of any nature restricting or prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against any Borrower, Agent, any Lender, or any of their Affiliates; and

               (d)  no Material Adverse Change shall have occurred.

     3.4.      TERM.

               This Agreement shall continue in full force and effect for a term ending on March 3, 2009 (the "MATURITY DATE"). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

     3.5.      EFFECT OF TERMINATION.

               On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrowers with respect to any outstanding Letters of Credit and including all Bank Products Obligations) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Companies of their duties, Obligations, or covenants hereunder and the Agent's Liens in the Collateral shall remain in effect until all Obligations have been Paid In Full and the Lender Group's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been Paid In Full and the Lender Group's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrowers' sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Agent's Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations.

     3.6.      EARLY TERMINATION BY BORROWERS.

               Borrowers have the option, at any time upon 15 days prior written notice by Administrative Borrower to Agent, to terminate this Agreement by paying to Agent the Obligations (including with respect to Letter of Credit Usage (a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, (ii) providing a letter of credit in form and substance satisfactory to Agent to be issued to Agent by a financial institution satisfactory to Agent in an amount equal to 105% of the then extant Letter of Credit Usage to support such Letter of Credit Usage, or (iii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral (in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure) to be held by Agent for the benefit of the Bank Product Providers with respect to the then extant Bank Products Obligations), together with the Applicable Prepayment Premium (to be allocated based upon letter agreements between Agent and individual Lenders). If Administrative Borrower has sent a notice of termination pursuant to the provisions of this Section, then the Commitments shall terminate and Borrowers shall be obligated to cause the Obligations, together with the Applicable Prepayment Premium, to be Paid in Full on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination upon the election of the Required Lenders to terminate after the occurrence and during the continuation of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (d) restructure, reorganization or compromise of the Obligations by the confirmation of a plan of reorganization, or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lender Group or profits lost by the Lender Group as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lender Group, Borrowers shall pay the Applicable Prepayment Premium to Agent (to be allocated based upon letter agreements between Agent and individual Lenders), measured as of the date of such termination.

4.   CREATION OF SECURITY INTEREST.

     4.1.      GRANT OF SECURITY INTEREST.

               Each Grantor hereby grants to Agent, for the benefit of the Lender Group and the Bank Product Providers, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Grantor Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Grantors of each of their covenants and duties under the Loan Documents. The Agent's Liens in and to the Grantor Collateral shall attach to all Grantor Collateral without further act on the part of Agent or Grantors. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Companies have no authority, express or implied, to dispose of any item or portion of the Collateral.

     4.2.      NEGOTIABLE COLLATERAL.

               In the event that any Grantor Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that Agent determines that perfection or priority of Agent's security interest is dependent on or enhanced by possession, the applicable Grantor, immediately upon the request of Agent, shall endorse and deliver physical possession of such Negotiable Collateral to Agent.

     4.3.      COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE
               COLLATERAL.

               At any time after the occurrence and during the continuation of an Event of Default, Agent or Agent's designee may (a) notify Account Debtors of Grantors that the Grantors' Accounts, chattel paper, or General Intangibles have been assigned to Agent or that Agent has a security interest therein, or (b) collect the Grantors' Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. Each Grantor agrees that it will hold for the Lender Group any of its or its Subsidiaries' Collections that it receives and immediately will deliver such Collections to Agent or a Cash Management Bank in their original form as received by such Grantor.

     4.4. FILING OF FINANCING STATEMENTS; COMMERCIAL TORT CLAIMS; DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED.

               (a) Grantors authorize Agent to file any financing statement necessary or desirable to effectuate the transactions contemplated by the Loan Documents, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of Grantors where permitted by applicable law. Grantors hereby ratify the filing of any financing statement filed without the signature of Grantors prior to the date hereof. Agent shall provide copies of financing statements filed against any Grantor.

               (b) If Grantors acquire any commercial tort claims after the date hereof, Grantors shall promptly (but in any event within 3 Business Days after such acquisition) deliver to Agent a written description of such commercial tort claim and shall deliver a written agreement, in form and substance satisfactory to Agent, pursuant to which the applicable Grantor shall pledge and collaterally assign all of its right, title and interest in and to such commercial tort claim to Agent, as security for the Obligations (a "COMMERCIAL TORT CLAIM ASSIGNMENT").

               (c) At any time upon the request of Agent, Grantors shall execute or deliver to Agent any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, Commercial Tort Claim Assignments, endorsements of certificates of title, and all other documents (collectively, the "ADDITIONAL DOCUMENTS") that Agent may request in its Permitted Discretion, in form and substance satisfactory to Agent, to create, perfect, and continue perfected or to better perfect the Agent's Liens in the assets of Grantors (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of Agent in any Real Property acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, each Grantor authorizes Agent to execute any such Additional Documents in the applicable Grantor's name and authorizes Agent to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as Agent shall require, Grantors shall (i) provide Agent with a report of all new material patentable, copyrightable, or trademarkable materials acquired or generated by any Grantor during the prior period, (ii) cause all material patents, copyrights, and trademarks acquired or generated by Grantors that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of a Grantor's ownership thereof, and (iii) cause to be prepared, executed, and delivered to Agent supplemental schedules to the applicable Loan Documents to identify such material patents, copyrights, and trademarks as being subject to the security interests created thereunder.

     4.5.      POWER OF ATTORNEY.

               Each Grantor hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as such Grantor's true and lawful attorney, with power to (a) if such Grantor refuses to, or fails timely to execute and deliver any of the documents described in SECTION 4.4, sign the name of such Grantor on any of the documents described in SECTION 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign such Grantor's name on any invoice or bill of lading relating to the Grantor Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Grantors' Accounts,
(d) endorse such Grantor's name on any of its payment items (including all of its Collections and payments from insurers) that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under such Grantor's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting Grantors' Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as each Grantor's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been Paid In Full.

     4.6.      RIGHT TO INSPECT.

               Agent and each Lender (through any of their respective officers, employees, or agents) shall have the right, from time to time hereafter and upon reasonable prior notice (unless a Default or Event of Default exists in which case no notice shall be required), to inspect the Books and make copies or abstracts thereof and to check, test, and appraise the

Collateral, or any portion thereof, in order to verify any Company's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral. Without limiting the foregoing, Agent shall have the right to have the Midway Enterprise Value reappraised by a qualified appraisal company selected by Agent from time to time after the Closing Date for the purpose of re-determining the Midway Enterprise Value; provided that so long as no Default or Event of Default exists, the Borrowers shall not be obligated to reimburse Agent for more than two appraisals in any fiscal year of Parent.

     4.7.      CONTROL AGREEMENTS.

               Grantors agree that they will not transfer assets out of any of their Deposit Accounts or Securities Accounts; PROVIDED, HOWEVER, that so long as no Event of Default has occurred and is continuing or would result therefrom, Grantors may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement or the other Loan Documents and, if the transfer is to another bank or securities intermediary, so long as the applicable Grantor, Agent, and the substitute bank or securities intermediary have entered into a Control Agreement. Grantors agree that they will take any or all reasonable steps that Agent requests in order for Agent to obtain control in accordance with Sections 9-104, 9-105, 9-106, and 9-107 of the Code with respect to any of its or their Securities Accounts, Deposit Accounts, electronic chattel paper, Investment Property, and letter-of-credit rights. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by Grantors without the prior written consent of Agent. Upon the occurrence and during the continuance of a Default or Event of Default, Agent may notify any bank or securities intermediary to liquidate the applicable Deposit Account or Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Agent's Account.

5.   REPRESENTATIONS AND WARRANTIES.

               In order to induce the Lender Group to enter into this Agreement, each Company makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

     5.1.      NO ENCUMBRANCES.

               Each Company has good and indefeasible title to their personal property assets and good and marketable title to their Real Property, in each case, free and clear of Liens except for Permitted Liens.

     5.2.      ELIGIBLE ACCOUNTS.

               The Eligible Accounts identified by Administrative Borrower on a borrowing base report are bona fide existing payment obligations of Account Debtors created by the sale and delivery of Inventory or the rendition of services to such Account Debtors in the ordinary course of Midway's business, owed to Midway net of any known defenses, disputes, offsets, counterclaims, or rights of return or cancellation (other than defenses, disputes, offsets, counterclaims, or rights of return or cancellations which in the aggregate for all Accounts does not exceed $500,000. As to each Account that is identified by Administrative Borrower as an Eligible Account in a borrowing base report submitted to Agent, such Account is not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Accounts.

     5.3.      INTENTIONALLY OMITTED.

     5.4.      EQUIPMENT.

               All of the Equipment of Companies is used or held for use in their business and is fit for such purposes. SCHEDULE 5.4 is a list of all owned vehicles of a Company.

     5.5.      LOCATION OF INVENTORY AND EQUIPMENT.

               Except as disclosed on SCHEDULE 5.5, the Inventory and Equipment of Companies are not stored with a bailee, warehouseman, or similar party and are located only at, or in-transit between, the locations identified on SCHEDULE
5.5 (as such Schedule may be updated pursuant to SECTION 6.9).

     5.6.      INVENTORY RECORDS.

               Each Company keeps correct and accurate records itemizing and describing the type, quality, and quantity of its Inventory and the book value thereof.

     5.7. STATE OF INCORPORATION; LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN; ORGANIZATIONAL ID NUMBER; COMMERCIAL TORT CLAIMS.

               (a) The jurisdiction of organization of each Company is set forth on SCHEDULE 5.7(a).

               (b) The chief executive office of each Company is located at the address indicated on SCHEDULE 5.7(b) (as such Schedule may be updated pursuant to SECTION 6.9).

               (c) Each Company's FEIN and organizational identification number, if any, are identified on SCHEDULE 5.7(c).

               (d) As of the Closing Date, Companies do not hold any commercial tort claims, except as set forth on SCHEDULE 5.7(d).

     5.8.      DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

               (a) Each Company (other than MSC) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

               (b) Set forth on SCHEDULE 5.8(b), is a complete and accurate description of the authorized capital Stock of each Company, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on SCHEDULE 5.8(b), there are no subscriptions, options, warrants, or calls relating to any shares of each Company's (other than the Parent) capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Except as described on SCHEDULE 5.8(b), no Company is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

               (c) Set forth on SCHEDULE 5.8(c), is a complete and accurate list of each Company's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by the applicable Company. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

               (d) Except as set forth on SCHEDULE 5.8(d), there are no subscriptions, options, warrants, or calls relating to any shares of any Companies' Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Company or any of its respective Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of any Companies' Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

     5.9.      DUE AUTHORIZATION; NO CONFLICT.

               (a) As to each Company, the execution, delivery, and performance by such Company of this Agreement and the other Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Company.

               (b) As to each Company, the execution, delivery, and performance by such Company of this Agreement and the other Loan Documents to which it is a party do not and will not (i) violate any provision of federal, national, state, provincial or local law or regulation applicable to any Company, the Governing Documents of any Company, or any order, judgment, or decree of any court or other Governmental Authority binding on any Company, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Company, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Company, other than Permitted Liens, or (iv) require any approval of any Company's interestholders or any approval or consent of any Person under any material contractual obligation of any Company, other than consents or approvals that have been obtained and that are still in force and effect.

               (c) Other than the filing of financing statements, and the recordation of the Mortgages, the Copyright Mortgage, the Patent Mortgage and the Trademark Security Agreement, the execution, delivery, and performance by each Company of this Agreement and the other Loan Documents to which such Company is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than consents or approvals that have been obtained and that are still in force and effect.

               (d) As to each Company, this Agreement and the other Loan Documents to which such Company is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Company will be the legally valid and binding obligations of such Company, enforceable against such Company in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

               (e) The Agent's Liens are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

     5.10.     LITIGATION.

               Other than those matters disclosed on SCHEDULE 5.10, there are no actions, suits, or proceedings pending or, to the best knowledge of Companies, threatened against Companies, except for (a) matters that exist as of the Closing Date that the Companies have no knowledge of and that could not reasonably be expected to result in a Material Adverse Change, (b) matters that are fully covered by insurance (subject to customary deductibles), and (c) matters arising after the Closing Date that, if decided adversely to Companies, reasonably could not be expected to result in a Material Adverse Change.

     5.11.     NO MATERIAL ADVERSE CHANGE.

               All financial statements relating to Companies that have been delivered by Companies to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Companies' financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Companies since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date.

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     5.12.     FRAUDULENT TRANSFER.

               (a)  The Companies taken as a whole are Solvent.

               (b) No transfer of property is being made by any Company and no obligation is being incurred by any Company in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Companies.

     5.13.     EMPLOYEE BENEFITS.

               None of Companies, nor any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

     5.14.     ENVIRONMENTAL CONDITION.

               Except as set forth on SCHEDULE 5.14, (a) to Companies' knowledge, none of Companies' properties or assets has ever been used by Companies, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation, in any material respect, of applicable Environmental Law, (b) to Companies' knowledge, none of Companies' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) none of Companies have received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Companies, and (d) none of Companies have received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by any Company resulting in the releasing or disposing of Hazardous Materials into the environment.

     5.15.     BROKERAGE FEES.

               Companies have not utilized the services of any broker or finder in connection with obtaining financing from the Lender Group under this Agreement and no brokerage commission or finders fee is payable by Companies in connection herewith.

     5.16.     INTELLECTUAL PROPERTY.

               Each Company owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted. Attached hereto as SCHEDULE
5.16 (as updated within 30 days of the end of each fiscal quarter of Parent) is a true, correct, and complete listing of all United States registered patents, patent applications, registered trademarks, trademark applications, copyright applications, and copyright registrations as to which each Company is the owner.
SCHEDULE 5.16 sets forth all material licenses to which any Company is a party as licensee or licensor and all licenses affecting a Material Video Game. Except as set forth on

SCHEDULE 5.16, all Copyrights, Trademarks and other intellectual property related to the Mortal Kombat Franchise is owned by MAG.

     5.17.     LEASES.

               Companies enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating. All of such leases are valid and subsisting and no material default by Companies exists under any of them.

     5.18.     DDAS.

               Set forth on SCHEDULE 5.18 are all of Companies' Deposit Accounts and Securities Accounts as of the Closing Date, including, with respect to each bank or securities intermediary (i) the name and address of such Person, and
(ii) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

     5.19.     COMPLETE DISCLOSURE.

               All factual information (taken as a whole) furnished by or on behalf of Companies in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Companies in writing to the Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Projections represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent Companies' good faith best estimate of their future performance for the periods covered thereby.

     5.20.     INDEBTEDNESS.

               Set forth on SCHEDULE 5.20 is a true and complete list of all Indebtedness of each Company outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof.

6.   AFFIRMATIVE COVENANTS.

               Each Company covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, Companies shall do all of the following:

     6.1.      ACCOUNTING SYSTEM.

               Maintain a system of accounting that enables Companies to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Agent. Companies also shall keep an inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to their Inventory.

     6.2.      COLLATERAL REPORTING.

               Provide Agent (and if so requested by Agent, with copies for each Lender) with the following documents at the following times in form satisfactory to Agent:

Daily (unless              (a)  a sales journal, collection journal, and credit register since the last
Excess                          such schedule and a calculation of the Borrowing Base as of such date to be
Availability is                 calculated by WFF utilizing WFF's electronic reporting system with results
greater                         forwarded to Administrative Borrower upon completion, and
than $5,000,000 at all
times
during the                 (b)  notice of all claims, offsets, or disputes asserted by Account Debtors with
preceding week,                 respect to Midway's Accounts.
then weekly)

Weekly                     (c)  a detailed report regarding Companies' cash and Cash Equivalents including an indication of which amounts constitute Qualified Cash,

                           (d)  "sell through reports" for the week most recently ended, and

                           (e)  "flash sales reports" for the week most recently ended.

Monthly (not later than    (f)  a detailed calculation of the Borrowing Base (including detail regarding
15th day of each                those Accounts of Midway that are not Eligible Accounts) to be calculated
month)                          by WFF utilizing WFF's electronic reporting system with results forwarded to Administrative Borrower upon completion,

                           (g)  a detailed aging, by total, provided in an electronic format, of the
                                Accounts of Midway, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Agent,


                           (h)  a detailed listing, by vendor, provided in an electronic format, of
                                Companies' accounts payable and any consolidated book overdraft,

                           (i)  certificate of Midway of all amounts due and owing under the Platform
                                Licenses (together with , at the request of Agent, proof of such payment),

                           (j)  a calculation of Dilution or data sufficient (in Agent's discretion) for
                                Agent to calculate Dilution for the month most recently ended to be calculated by WFF utilizing WFF's electronic reporting system with results forwarded to Administrative Borrower upon completion,

                           (k)  a "milestone" report for each videogame title,

                           (l)  a report of the average value of Excluded Inventory of Companies (as calculated for the most recent 6 month period) and the average value of
                                Inventory of Companies (as calculated for the most recently ended 6 month period), and

                           (m)  an update of the status of MGM Litigation.

Quarterly                  (n)  a detailed list of each Company's customers, and

                           (o)  a report regarding each Company's accrued, but unpaid, AD VALOREM taxes.

Upon request by Agent      (p)  copies of invoices in connection with Midway's Accounts, credit memos, remittance advices, deposit slips, shipping and delivery documents in connection with Midway's Accounts and, for Inventory and Equipment acquired by Companies, purchase orders and invoices, and

                           (q)  such other reports as to the Collateral or the financial condition of
                                Companies, as Agent may request.

               In addition, each Company agrees to cooperate fully with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above. Administrative Borrower agrees to provide

Agent with immediate notice of any ruling, filing or material communication related to the MGM Litigation.

     6.3.      FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

               Deliver to Agent, with copies to each Lender:

               (a) as soon as available, but in any event within 30 days (45 days in the case of a month that is the end of one of Parent's fiscal quarters, including its fiscal year-end) after the end of each month during each of Parent's fiscal years,

                    (i) Parent prepared consolidated balance sheet, income statement, and statement of cash flow covering Parent's and its Subsidiaries' operations during such period,

                    (ii) a certificate of Parent signed by the chief financial officer of Parent to the effect that:

                           (A) the financial statements delivered hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to quarterly (or more frequent) adjustments for reserves for price protection, warranties and returns consistent with past practices year-end audit adjustments) and fairly present in all material respects the financial condition of Parent and its Subsidiaries,

                           (B) the representations and warranties of Companies contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

                           (C) there does not exist any condition or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Companies have taken, are taking, or propose to take with respect thereto), and

                    (iii) for each month that is the date on which a financial covenant in SECTION 7.18 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in SECTION 7.18,

               (b) as soon as available, but in any event within 90 days after the end of each of Parent's fiscal years,

                    (i) consolidated financial statements of Parent and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management), and

                    (ii) a certificate of such accountants addressed to Agent and the Lenders stating that nothing came to the attention of such accountants that caused such accountants to believe that the Borrowers failed to comply with the terms, covenants, provisions or conditions of
     SECTION 7.18 insofar as they relate to accounting matters,

               (c) as soon as available, but in any event prior to the start of each of Parent's fiscal years,

                    (i) copies of Companies' Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, in its discretion, for the forthcoming three years, year by year, and for the forthcoming fiscal year, month by month, certified by Parent and signed by the chief financial officer of Parent as being such Parent's good faith best estimate of the financial performance of Parent and its Subsidiaries during the period covered thereby,

                    (ii) a copy of Capital Expenditure budget for the forthcoming year, which budget shall be in the form and substance acceptable to Agent, and

                    (iii) a schedule of the projected release dates for videogames, which schedule shall include for each videogame, the title of the game, the release date, projected net sales by unit and projected net sales by quarter,

                    (iv) a schedule of (A) the projected revenue by fiscal quarter generated from the top 5 videogames to be sold by the Companies during the upcoming fiscal year (or the top 5 videogames and Mortal Kombat if Mortal Kombat is not in the top 5 videogames by revenue generated) and
     (B) the videogame titles comprising 70% of projected total annual revenue from videogame sales during the upcoming fiscal year,

               (d) as soon as available, but in any event within 30 days after the end of each of the Parent's fiscal quarters, revised Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, in its discretion, for the current fiscal year, month by month, certified by Parent and signed by the chief financial officer of Parent as being Parent's good faith best estimate of the financial performance of Parent and its Subsidiaries during the period covered thereby, incorporating the actual results of all prior months of such fiscal year as well as a comparison of actual year to date results versus the Projections delivered for such fiscal year pursuant
SECTION 6.3(c) hereof.

               (e)  if and when filed by any Company,

                    (i) 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

                    (ii) any other material filings made by any Company with the SEC,

                    (iii) copies of Companies' federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, and

                    (iv) any other information that is provided by Parent to its shareholders generally,

               (f) if and when filed by any Company and as requested by Agent, satisfactory evidence of payment of applicable excise taxes in each jurisdiction in which (i) any Company conducts business or is required to pay any such excise tax, (ii) where any Company's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of such Company, or (iii) where any Company's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

               (g) as soon as a Company has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Companies propose to take with respect thereto,

               (h) promptly after the commencement thereof, but in any event within 5 days after the service of process with respect thereto on any Company, notice of all actions, suits, or proceedings brought by or against any Company before any Governmental Authority which, if determined adversely to such Company, reasonably could be expected to result in a Material Adverse Change, and

               (i) upon the request of Agent, any other report reasonably requested relating to the financial condition of Companies.

               In addition to the financial statements referred to above, Companies agree to deliver unaudited financial statements prepared on a consolidating basis and agree that no Subsidiary of Parent will have a fiscal year different from that of Parent. Companies agree to cooperate with Agent to allow Agent to consult with their independent certified public accountants if Agent reasonably requests the right to do so and that, in such connection, their independent certified public accountants are authorized to communicate with Agent and to release to Agent whatever financial information concerning Companies that Agent reasonably may request.

     6.4.      INTENTIONALLY OMITTED.

     6.5.      RETURNS.

               Cause returns and allowances as between Companies and their Account Debtors, to be on no less favorable basis to the Companies than in accordance with the usual customary practices of Companies, as they exist at the time of the execution and delivery of this Agreement.

     6.6.      MAINTENANCE OF PROPERTIES.

               Maintain and preserve all of their properties which are necessary or useful in the proper conduct to their business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder.

     6.7.      TAXES.

               Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Companies, or any of their respective assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Companies will make timely payment or deposit of all tax payments and withholding taxes required of them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, provincial and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that the applicable Company has made such payments or deposits.

     6.8.      INSURANCE.

               (a) At Borrowers' expense, maintain insurance respecting Parent and its Subsidiaries' assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Companies also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Agent. Companies shall deliver copies of all such policies to Agent with a satisfactory lender's loss payable endorsement naming Agent as loss payee as its interests may appear. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever.

               (b) Administrative Borrower shall give Agent prompt notice of any loss covered by such insurance. Agent shall have the exclusive right to adjust any losses claimed under any such insurance policies in excess of $250,000 (or in any amount after the occurrence and during the continuation of an Event of Default), without any liability to Companies whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Agent to be applied at the option of the Required Lenders either to the prepayment of the Obligations or shall be disbursed to Administrative Borrower under staged payment terms reasonably satisfactory to the Required Lenders for application to the cost of repairs, replacements, or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction.

               (c) Companies shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this SECTION 6.8, unless Agent is included thereon as named insured with the loss payable to Agent under a lender's loss payable endorsement or its equivalent. Administrative Borrower immediately shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Agent.

     6.9.      LOCATION OF INVENTORY AND EQUIPMENT.

               Except as set forth on SCHEDULE 5.5, Borrowers' Inventory and Equipment is located only at the locations identified on SCHEDULE 5.5 and their chief executive offices are located only at the locations identified on SCHEDULE 5.7(B); PROVIDED, HOWEVER, that Administrative Borrower may amend SCHEDULE 5.5 and SCHEDULE 5.7 so long as such amendment occurs by written notice to Agent not less than 15 days prior to the date on which such Inventory or Equipment is moved to such new location or such chief executive office is relocated, so long as such new location is within the continental United States, and so long as, at the time of such written notification, the applicable Company provides Agent a Collateral Access Agreement with respect to any leased or warehouse location where Borrowers maintain in excess of $500,000 of Inventory.

     6.10.     COMPLIANCE WITH LAWS.

               Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act (and, in each case, any Canadian or United Kingdom equivalent, as the case may be, for each jurisdiction in which such Company conducts business), other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

     6.11.     LEASES.

               Pay when due all rents and other amounts payable under any leases to which any Company is a party or by which any Company's properties and assets are bound, unless such payments are the subject of a Permitted Protest.

     6.12.     EXISTENCE.

               At all times preserve and keep in full force and effect each Company's (other than MSC) valid existence and good standing and any rights and franchises material to their businesses.

     6.13.     ENVIRONMENTAL.

               (a) Keep any property either owned or operated by any Company free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests, (c) promptly notify Agent of any release of a Hazardous Material of any reportable quantity from or onto property owned or operated by any Company and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly, but in any event within 5 days of its receipt thereof, provide Agent with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of any Company,
(ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Company, and (iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.

     6.14.     DISCLOSURE UPDATES.

               Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, notify Agent if any written information, exhibit, or report furnished to the Lender Group contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the affect of amending or modifying this Agreement or any of the Schedules hereto.

     6.15.     FORMATION OF SUBSIDIARIES.

               At the time that any Company forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary (including without limitation in connection with a Permitted Acquisition) after the Closing Date, such Company shall (a) cause such new Subsidiary to provide to Agent a joinder to this Agreement or a guaranty or security agreement, together with such other security documents (including Mortgages with respect to any Real Property of such new Subsidiary), as well as appropriate UCC-1, PPSA or other financing statements (and with respect to all property subject to a Mortgage, fixture filings), all in form and substance satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (b) provide to Agent a pledge agreement and appropriate certificates and powers or UCC-1, PPSA or other financing statements, hypothecating all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Agent, (c) provide to Agent an amendment to SCHEDULES 5.8(B) and (C), in form and substance satisfactory to Agent and (d) provide to Agent all other documentation, including one or more opinions of counsel satisfactory to Agent, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all property subject to a Mortgage). Any document, agreement, or instrument executed or issued pursuant to this SECTION 6.15 shall be a Loan Document. Nothing contained in this SECTION 6.15 shall constitute a consent by the Lender Group to the formation or acquisition of a Subsidiary by a Company.

     6.16.     [INTENTIONALLY OMITTED]

     6.17.     REGISTRATION OF INTELLECTUAL PROPERTY.

               File, within 30 days after any sale, appropriate documents to cause the software, trademarks and other intellectual property associated with any videogame (other than intellectual property not material or integral to the operation or value of such videogame) released by a Company for sale to its customers to be registered in the appropriate federal filing office.

     6.18.     MORTAL KOMBAT INTELLECTUAL PROPERTY.

               Except as set forth on SCHEDULE 5.16, cause all Copyrights, Trademarks and other intellectual property related to the Mortal Kombat Franchise to be owned by MAG.

     6.19.     CANADIAN OPERATIONS

               Prior to making any Investment in, transferring any property to, or conducting business via, the Canadian Company, the Companies covenant to (a) cause the Canadian Company to provide to Agent the Canadian Guaranty and the Canadian Security Agreement, together with such other security documents, as well as appropriate PPSA financing statements, all in form and substance satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of Canadian Company, (b) to amend this Agreement, in form and substance acceptable to Agent, to provide for cash management and make the other provisions of this Agreement applicable to Canadian Company and (c) provide to Agent all other documentation, including Control Agreements and one or more opinions of counsel satisfactory to Agent, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this SECTION 6.19 shall be a Loan Document.

7.   NEGATIVE COVENANTS.

               Each Company covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, Companies will not, and will not permit UK Company to, do any of the following:

     7.1.      INDEBTEDNESS.

               Create, incur, assume, suffer to exist, guaranty, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

               (a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit;

               (b)  Indebtedness set forth on SCHEDULE 5.20;

               (c)  Permitted Purchase Money Indebtedness;

               (d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this SECTION 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not, in Agent's reasonable judgment, materially impair the prospects of repayment of the Obligations by Companies or materially impair UK Company or Companies' creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the then extant principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended or add one or more of the UK Company or Companies as liable with respect thereto if such additional UK Company or Companies, as applicable, were not liable with respect to the original Indebtedness, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions, that, taken as a whole, are materially more burdensome or restrictive to UK Company or the applicable Company, (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must be include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness, and (v) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended;

               (e) endorsement of instruments or other payment items for deposit;

               (f)  Indebtedness composing Permitted Investments;

               (g) Indebtedness of a Target existing on the date of a Permitted Acquisition is consummated (but not incurred in connection with such Permitted Acquisition) to the extent such Indebtedness was permitted in connection with such Permitted Acquisition;

               (h) Indebtedness consisting of an obligation of Parent to issue common stock as the purchase price in connection with a Permitted Acquisition; and

               (i) Lease payment obligations incurred in connection with the Sale Leaseback Transaction.

     7.2.      LIENS.

               Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under SECTION 7.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

     7.3.      RESTRICTIONS ON FUNDAMENTAL CHANGES.

               (a) Effect any merger, consolidation, reorganization, or recapitalization, or reclassify its outstanding Stock.

               (b) Except for Permitted Acquisitions, acquire all or substantially all of the business of any Person.

               (c) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

               (d) Convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets.

     7.4.      DISPOSAL OF ASSETS.

               Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of the assets of UK Company or any Company.

     7.5.      CHANGE NAME.

               Change UK Company or any Company's name, FEIN, organizational identification number, state or nation of organization, or organizational identity; PROVIDED, HOWEVER, that a Company may change its name upon at least 30 days prior written notice by Administrative Borrower to Agent of such change and so long as, at the time of such written notification, such Company provides any financing statements necessary to perfect and continue perfected Agent's Liens.

     7.6.      NATURE OF BUSINESS.

               Make any change in the principal nature of their business.

     7.7.      PREPAYMENTS AND AMENDMENTS.

               Except in connection with a refinancing permitted by
SECTION 7.1(d),

               (a) prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Company, other than the Obligations in accordance with this Agreement, or

               (b) directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under SECTION 7.1(b) or (c) or the Preferred Stock.

     7.8.      CHANGE OF CONTROL.

               Cause, permit, or suffer, directly or indirectly, any Change of Control.

     7.9.      CONSIGNMENTS.

               Consign any of their Inventory or sell any of their Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

     7.10.     DISTRIBUTIONS.

               Other than distributions or declaration and payment of dividends by UK Company or a Company to another Company, make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of UK Company's or any Company's Stock, of any class, whether now or hereafter outstanding; provided that (a) Parent may pay dividends on its Initial Preferred Stock at the stated rate applicable thereto in an amount not to exceed $525,000 per calendar quarter and on its Additional Preferred Stock at the stated rate applicable thereto in an amount not to exceed $190,000 in any calendar quarter, in each case so long as after giving effect thereto no Event of Default exists and (b) Parent may redeem the Preferred Stock on a Redemption Date on or after March 15, 2006 pursuant to the terms thereof so long as prior to any such redemption, Parent exercises its option to convert the maximum amount of such Preferred Stock to common stock (except that Parent shall not be obligated to exercise such right of conversion and may use such amount of cash as Parent elects in connection with such redemption so long as after giving effect to such redemption the sum of Qualified Cash plus Excess Availability exceeds $25,000,000).

     7.11.     ACCOUNTING METHODS.

               Modify or change their fiscal year or their method of accounting (other than as may be required to conform to GAAP or SEC) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of UK Company or Companies' accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding UK Company or Companies' financial condition.

     7.12.     INVESTMENTS.

               Except for Permitted Investments, directly or indirectly, make or acquire any Investment, or incur any liabilities (including contingent obligations) for or in connection with any Investment; PROVIDED, HOWEVER, that Companies shall not have Permitted Investments (other than in the Cash Management Accounts) in Deposit Accounts or Securities Accounts in an aggregate amount in excess of $100,000 outstanding at any one time unless Companies and the applicable securities intermediary or bank have entered into Control Agreements or similar arrangements governing such Permitted Investments in order to perfect (and further establish) the Agent's Liens in such Permitted Investments. Subject to the foregoing proviso, Companies shall not establish or maintain any Deposit Account or Securities Account unless Agent shall have received a Control Agreement in respect of such Deposit Account or Securities Account.

     7.13.     TRANSACTIONS WITH AFFILIATES.

               Except as set forth in SCHEDULE 7.13, directly or indirectly enter into or permit to exist any transaction with any Affiliate of UK Company or any Company except for transactions that are in the ordinary course of Companies' business, upon fair and reasonable terms, that are fully disclosed to Agent, and that are no less favorable to UK Company or Companies, as applicable, than would be obtained in an arm's length transaction with a non-Affiliate. Without limiting the foregoing, neither UK Company nor any Company shall enter into any transaction, make an Investment or otherwise transfer any of its property to any Inactive Company and no Company shall make an Investment or otherwise transfer any of its property to UK Company (except to the extent such Investment is a Permitted Investment) or Canadian Company (except to the extent Canadian Company has executed the Canadian Guaranty and Canadian Security Agreement and Companies have complied with SECTION 6.19); provided however that Companies may enter into transactions with Midway/Nintendo Inc. provided that such a transaction is upon fair and reasonable terms, that are fully disclosed to Agent, and that are no less favorable to such Company or Midway/Nintendo Inc. than would be obtained in an arms length transaction with a non-Affiliate not to exceed $250,000 per year.

     7.14.     SUSPENSION.

               Cease to maintain the home video game business as their principal business.

     7.15.     COMPENSATION.

               For all time periods after Parent ceases to be a reporting company under the Securities Exchange Act of 1934, increase the annual fee or per-meeting fees paid to the

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members of its Board of Directors during any year by more than 15% over the prior year; pay or accrue total cash compensation, during any year, to its officers and senior management employees in an aggregate amount in excess of 115% of that paid or accrued in the prior year.

     7.16. USE OF PROCEEDS.

               Use the proceeds of the Advances and the Term Loan for any purpose other than (a) on the Closing Date, (i) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender, and (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes.

     7.17.     INVENTORY AND EQUIPMENT WITH BAILEES.

               Except as set forth on SCHEDULE 5.5, store the Inventory or Equipment (other than the Development Kits) of Companies at any time now or hereafter with a bailee, warehouseman, or similar party without Agent's prior written consent.

     7.18.     FINANCIAL COVENANTS.

               (a) Fail to maintain the sum of Qualified Cash plus Excess Availability at all times during each month of at least the applicable amount set forth in the following table for the applicable month set forth opposite thereto:

             APPLICABLE AMOUNT                  APPLICABLE PERIOD
             -----------------                  -----------------
               $  30,300,000                       January 2004
               $  34,400,000                       February 2004
               $  29,200,000                         March 2004
               $  21,500,000                         April 2004
               $  20,000,000                          May 2004
               $  23,400,000                         June 2004
               $  20,000,000                         July 2004
               $  20,000,000                        August 2004
               $  17,500,000                      September 2004
               $  20,000,000                       October 2004

             APPLICABLE AMOUNT                  APPLICABLE PERIOD
             -----------------                  -----------------
                $  15,000,000                       November 2004
                $  20,000,000                       December 2004

         Such amount as is agreed           Each month after December 2004
         to by Borrowers and
         Required Lenders based
         upon the Projections most
         recently delivered to
         Agent pursuant to Section
         6.3(c) and approved by
         Required Lenders (but if
         not approved by Required
         Lenders or if Borrowers
         and Required Lenders
         cannot agree, the
         applicable amount shall
         be $20,000,000)

               (b)  Make:

                    (i) Capital Expenditures. Capital expenditures in any fiscal year in excess of the amount set forth in the following table for the applicable period:

                                   FISCAL YEAR 2005 AND EACH
                FISCAL YEAR 2004   SUBSEQUENT FISCAL YEAR
                ----------------   --------------------------
                $  4,000,000       125% of the capital expenditure
                                   plan delivered pursuant to
                                   Section 6.3 hereof.

     7.19.     SUBSIDIARIES.

               Except in connection with a Permitted Acquisition, establish, create or acquire any new Subsidiary without Agent's prior written consent.

     7.20.     COPYRIGHTS.

               Register with the applicable federal filing office (a) any works protectable by copyrights (including the initial versions thereof) or (b) any changes to copyrights that have already been registered by such Person with the applicable federal filing office, unless, in each case, Administrative Borrower shall provide at least 15 days prior written notice to Agent of any such registration such that Agent may perfect its Lien on such registration.

     7.21.     EXCLUDED INVENTORY

               Permit the average value of Excluded Inventory of the Companies (as calculated for the most recently ended 6 month period) to exceed 25% of the average value of Inventory of the Companies (as calculated for the most recently ended 6 month period).

8.   EVENTS OF DEFAULT.

               Any one or more of the following events shall constitute an event of default (each, an "EVENT OF DEFAULT") under this Agreement:

               8.1 If Companies fail to pay when due and payable or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations);

               8.2    If Companies:

                      (a) fail or neglect to perform, keep, or observe any term, provision, covenant, or agreement contained in SECTIONS 2.7, 3.2, 4.2, 4.4, 4.6, 6.8, 6.12, 6.15, 6.17, 6.18, 6.19, and
               7.1 through 7.21 of this Agreement;

                      (b) fail or neglect to perform, keep, or observe any term, provision, covenant, or agreement contained in SECTIONS 4.5, 6.2, 6.3, 6.5, 6.6, 6.7, 6.9, 6.10, 6.11, and 6.14 of this
               Agreement and such failure continues for a period of 5 Business Days; or

                      (c) fail or neglect to perform, keep, or observe any other term, provision, covenant, or agreement contained in this Agreement, or in any of the other Loan Documents (giving effect to any grace periods, cure periods, or required notices, if any, expressly provided for in such Loan Documents), in each case, other than any such term, provision, covenant, or agreement that is the subject of another provision of this SECTION 8 (in which event such other provision of this SECTION 8 shall govern), and such failure continues for a period of 10 Business Days;

PROVIDED THAT, during any period of time that any such failure or neglect referred to in this paragraph exists, even if such failure or neglect is not yet an Event of Default, Lender shall be relieved of its obligation to extend credit hereunder;

               8.3 If any material portion of any Company's assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

               8.4    If an Insolvency Proceeding is commenced by any Company;

               8.5 If an Insolvency Proceeding is commenced against any Company, and any of the following events occur: (a) the applicable Company consents to the institution of the Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted; PROVIDED, HOWEVER, that, during the pendency of such period, each member of the Lender Group shall be relieved of its obligations to extend credit hereunder,
(c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; PROVIDED, HOWEVER, that, during the pendency of such period, each member of the Lender Group shall be relieved of its obligation to extend credit hereunder, (d) an interim trustee, administrator, receiver or other similar officer is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, any Company, or (e) an order for relief shall have been entered therein;

               8.6 If any Company is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

               8.7 If a notice of Lien, levy, or assessment is filed of record with respect to any Company's assets by the United States, Canada or the UK, or any department, agency, or instrumentality thereof, or by any state, province, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any Company's assets and the same is not paid before such payment is delinquent;

               8.8 If a judgment or other claim becomes a Lien or encumbrance upon any material portion of any Company's properties or assets;

               8.9 If any Company is in default under a Platform License with respect to a Material Videogame or a Platform License with respect to a Material Videogame is terminated; the licensor under a Platform License does not approve, or ceases production of, a videogame projected by Companies to be one of the top five selling games during a year; if any Company is in default under a license (other than a license not material or integral to the operation or value of a Material Videogame) associated with a Material Videogame or a license under which any Company is a party and that is associated with a Material Videogame is terminated; if there is a default in any material agreement to which any Company is a party and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of the applicable Company's obligations thereunder, or to terminate such agreement;

               8.10 If any Company makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

               8.11 If any misstatement or misrepresentation in any material respects exists now or hereafter in any warranty, representation, statement, or Record made to the Lender Group by any Company, or any officer, employee, agent, or director of any Company;

               8.12 If the obligation of U.S. Credit Parties under the U.S. Credit Party Guaranty is limited or terminated by operation of law or by a U.S. Credit Party thereunder;

               8.13 If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby; or

               8.14 Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Company, or a proceeding shall be commenced by any Company, or by any Governmental Authority having jurisdiction over any Company, seeking to establish the invalidity or unenforceability thereof, or any Company shall deny that it has any liability or obligation purported to be created under any Loan Document.

9.   THE LENDER GROUP'S RIGHTS AND REMEDIES.

     9.1.      RIGHTS AND REMEDIES.

               Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may authorize and instruct Agent and, in respect of the UK Stock Pledge Agreement, the UK Security Trustee to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by Companies:

               (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

               (b) Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between Borrowers and the Lender Group;

               (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting any of the Agent's Liens in the Collateral and without affecting the Obligations;

               (d) Settle or adjust disputes and claims directly with Grantors' Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit the Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

               (e) Cause Grantors to hold all of their returned Inventory for the Lender Group and segregate all such Inventory from all other assets of Grantors or in Grantors' possession;

               (f) Without notice to or demand upon any Grantor, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. Each Grantor agrees to assemble the Collateral if Agent so requires, and to make the Collateral available to Agent at a place that Agent may designate which is reasonably convenient to both parties. Each Grantor authorizes Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Agent's determination appears to conflict with the Agent's Liens in and to the Collateral and to pay all expenses incurred in connection therewith and to charge Borrowers' Loan Account therefor. With respect to any of Grantors' owned or leased premises, each Grantor hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

               (g) Without notice to any Company (such notice being expressly waived), and without constituting an acceptance of any collateral in full or partial satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of any Company held by the Lender Group (including any amounts received in the Cash Management Accounts or Collection Accounts), or (ii) Indebtedness at any time owing to or for the credit or the account of any Company held by the Lender Group;

               (h) Hold, as cash collateral, any and all balances and deposits of any Company held by the Lender Group, and any amounts received in the Cash Management Accounts, to secure the full and final repayment of all of the Obligations;

               (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Grantor Collateral. Each Grantor hereby grants to Agent a license or other right to use, without charge, such Grantor's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Grantor Collateral, in completing production of, advertising for sale, and selling any Grantor Collateral and such Grantor's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

               (j) Sell the Grantor Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Grantors' premises) as Agent determines is commercially reasonable. It is not necessary that the Grantor Collateral be present at any such sale;

               (k) Agent shall give notice of the disposition of the Grantor Collateral as follows:

                    (i) Agent shall give Administrative Borrower (for the benefit of the applicable Grantor) a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Grantor Collateral, the time on or after which the private sale or other disposition is to be made; and

                    (ii) The notice shall be personally delivered or mailed, postage prepaid, to Administrative Borrower as provided in SECTION 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Grantor Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

               (l) Agent, on behalf of the Lender Group may credit bid and purchase at any public sale;

               (m) Agent may seek the appointment of a receiver or keeper to take possession of all or any portion of the Grantor Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing; and

               (n) The Lender Group shall have all other rights and remedies available to it at law or in equity pursuant to any other Loan Documents; PROVIDED, HOWEVER, that upon the occurrence of any Event of Default described in
SECTION 8.4 or SECTION 8.5, in addition to the remedies set forth above, without any notice to Grantors or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations then outstanding, together with all accrued and unpaid interest thereon, and all fees and all other amounts due under this Agreement and the other Loan Documents, shall automatically and immediately become due and payable, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by Grantors.

     9.2.      REMEDIES CUMULATIVE.

               The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10.  TAXES AND EXPENSES.

               If any Company fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Agent, in its sole discretion and without prior notice to any Company, may do any or all of the following: (a) make payment of the same or any part thereof, (b) set up such reserves in Borrowers' Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure, or (c) in the case of the failure to comply with SECTION 6.8 hereof, obtain and maintain insurance policies of the type described in SECTION 6.8 and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses and any such payments shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.  WAIVERS; INDEMNIFICATION.

     11.1.     DEMAND; PROTEST; ETC.

               To the fullest extent permitted by law and except as otherwise provided in the Loan Documents, each Company waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guaranties at any time held by the Lender Group on which any such Company may in any way be liable.

     11.2.     THE LENDER GROUP'S LIABILITY FOR GRANTOR COLLATERAL.

               Each Grantor hereby agrees that: (a) so long as the Lender Group complies with its obligations, if any, under the Code, including Section 9-603 and those sections enumerated in Section 9-602 of the Code, Agent shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Grantor Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or
(iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Grantor Collateral shall be borne by Grantors.

     11.3.     INDEMNIFICATION.

               Each Company shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons, and each Participant (each, an "INDEMNIFIED PERSON") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Companies' compliance with the terms of the Loan Documents, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"). The foregoing to the contrary notwithstanding, Companies shall have no obligation to any Indemnified Person under this SECTION 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Companies were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Companies with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

12.  NOTICES.

               Unless otherwise provided in this Agreement, all notices or demands by Companies or Agent to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Administrative Borrower or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Companies in care of Administrative Borrower or to Agent, as the case may be, at its address set forth below:

               If to Borrower:           MIDWAY HOME ENTERTAINMENT INC.
                                         C/O MIDWAY GAMES INC.
                                         2704 West Roscoe Street
                                         Chicago, Illinois 60618
                                         Attn: Chief Financial Officer and
                                               General Counsel
                                         Fax No. 773-961-2299

               with copies to:           Shack Siegel Katz & Flaherty P.C.
                                         530 Fifth Avenue
                                         New York, NY 10036
                                         Attn: Pamela E. Flaherty, Esq.
                                         Fax No. 646-366-3724

               If to Agent or UK         WELLS FARGO FOOTHILL, INC.
               Security Trustee:         2450 Colorado Avenue
                                         Suite 3000 West
                                         Santa Monica, California 90404
                                         Attn: Business Finance Manager
                                         Fax No. 310-453-7443

                                         WELLS FARGO FOOTHILL, INC.
                                         One Boston Place, 18th Floor
                                         Boston, Massachusetts 02108
                                         Attn: Business Finance Manager
                                         Fax No. 617-523-1697

               with copies to:           GOLDBERG, KOHN, BELL, BLACK,
                                         ROSENBLOOM & MORITZ, LTD.
                                         55 East Monroe Street, Suite 3700
                                         Chicago, Illinois 60603
                                         Attn: Gary Zussman, Esq.
                                         Fax No. 312-332-2196

               Agent and Companies may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this SECTION 12, other than notices by Agent in connection with enforcement rights against the Grantor Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Each Grantor acknowledges and agrees that notices sent by the Lender Group in connection with the exercise of enforcement rights against Grantor Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

               (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

               (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND

THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF COOK, STATE OF ILLINOIS, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY GRANTOR COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH GRANTOR COLLATERAL OR OTHER PROPERTY MAY BE FOUND. COMPANIES AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

               COMPANIES AND THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. COMPANIES AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.  ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

     14.1.     ASSIGNMENTS AND PARTICIPATIONS.

               (a) Any Lender may assign and delegate to one or more assignees (each an "ASSIGNEE") that are Eligible Transferees all, or any ratable part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000; PROVIDED, HOWEVER, that Companies and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Administrative Borrower and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Administrative Borrower and Agent an Assignment and Acceptance, and (iii) the assignor Lender or Assignee has paid to Agent for Agent's separate account a processing fee in the amount of $5,000. Anything contained herein to the contrary notwithstanding, the payment of any fees shall not be required and the Assignee need not be an Eligible Transferee if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of the assigning Lender.

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               (b)  From and after the date that Agent notifies the assignor
Lender (with a copy to Administrative Borrower) that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee,
(i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to SECTION 11.3 hereof) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Companies and the Assignee; PROVIDED, HOWEVER, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender's obligations under ARTICLE 16 and SECTION 17.8 of this Agreement.

               (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Companies or the performance or observance by Companies of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto, (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (5) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (6) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

               (d) Immediately upon Agent's receipt of the required processing fee payment and the fully executed Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender PRO TANTO.

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               (e)  Any Lender may at any time, with the written consent of
Agent, sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "PARTICIPANT") participating interests in its Obligations, the Commitment, and the other rights and interests of that Lender (the "ORIGINATING LENDER") hereunder and under the other Loan Documents (provided that no written consent of Agent shall be required in connection with any sale of any such participating interests by a Lender to an Eligible Transferee); PROVIDED, HOWEVER, that (i) the Originating Lender shall remain a "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Companies, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document (or enter into any agreement not to consent to any particular action or otherwise attempt to circumvent this provision), except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums; and (v) all amounts payable by Companies hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Companies, the Collections of Companies, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

               (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may, subject to the provisions of
SECTION 17.8, disclose all documents and information which it now or hereafter may have relating to Companies and their respective businesses.

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               (g)  Any other provision in this Agreement notwithstanding, any
Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR Section 203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     14.2.     SUCCESSORS.

               This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; PROVIDED, HOWEVER, that Companies may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void AB INITIO. No consent to assignment by the Lenders shall release any Company from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to SECTION 14.1 hereof and, except as expressly required pursuant to
SECTION 14.1 hereof, no consent or approval by any Company is required in connection with any such assignment.

15.  AMENDMENTS; WAIVERS.

     15.1.     AMENDMENTS AND WAIVERS.

               No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Companies therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Administrative Borrower (on behalf of all Companies) and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders affected thereby and Administrative Borrower (on behalf of all Companies) and acknowledged by Agent, do any of the following:

               (a)  increase or extend any Commitment of any Lender,

               (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

               (c) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document,

               (d) change the percentage of the Commitments that is required to take any action hereunder,

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               (e)  amend or modify this Section or any provision of the
Agreement providing for consent or other action by all Lenders,

               (f)  release Collateral other than as permitted by SECTION 16.12,

               (g) change the definition of "Required Lenders" or "Pro Rata Share",

               (h)  contractually subordinate any of the Agent's Liens,

               (i) release any Company from any obligation for the payment of money, or

               (j) change the definition of Borrowing Base or the definitions of Eligible Accounts, Maximum Revolver Amount, Term Loan Amount, or change
SECTION 2.1(b); or

               (k)  amend any of the provisions of SECTION 16.

and, PROVIDED FURTHER, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by Agent, Issuing Lender, or Swing Lender, affect the rights or duties of Agent, Issuing Lender, or Swing Lender, as applicable, under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Companies, shall not require consent by or the agreement of Companies.

     15.2.     REPLACEMENT OF HOLDOUT LENDER.

               If any action to be taken by the Lender Group or Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders, and a Lender ("Holdout Lender") fails to give its consent, authorization, or agreement, then Agent, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Lenders (each, a "Replacement Lender"), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

               Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance Agreement, subject only to the Holdout Lender being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender shall be made in accordance with the terms of SECTION 14.1. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender's Pro Rata Share of Advances and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit.

     15.3.     NO WAIVERS; CUMULATIVE REMEDIES.

               No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or, any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Companies of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

16.  AGENT; THE LENDER GROUP.

     16.1.     APPOINTMENT AND AUTHORIZATION OF AGENT.

               Each Lender hereby designates and appoints WFF as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this SECTION 16. The provisions of this SECTION 16 (other than the proviso to SECTION 16.11(d)) are solely for the benefit of Agent, and the Lenders, and Companies shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that WFF is merely the representative of the Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections of Companies, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents,
(c) make Advances, for itself or on behalf of Lenders as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections of Companies as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management accounts as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections of Companies, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Companies, the Obligations, the Collateral, the

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Collections of Companies, or otherwise related to any of same as provided in the
Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

     16.2.     DELEGATION OF DUTIES.

               Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

     16.3.     LIABILITY OF AGENT.

               None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Company or Affiliate of any Company, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Books or properties of Companies or the books or records or properties of any of Companies' Affiliates.

     16.4.     RELIANCE BY AGENT.

               Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine

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and correct and to have been signed, sent, or made by the proper Person or
Persons, and upon advice and statements of legal counsel (including counsel to Companies or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the requisite Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

     16.5.     NOTICE OF DEFAULT OR EVENT OF DEFAULT.

               Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Administrative Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to SECTION 16.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with SECTION 9; PROVIDED, HOWEVER, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

     16.6.     CREDIT DECISION.

               Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Companies or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Companies and any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Companies. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Companies and any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Companies and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

     16.7.     COSTS AND EXPENSES; INDEMNIFICATION.

               Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Companies are obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from the Collections of Companies received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from the Collections of Companies received by Agent, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Companies and without limiting the obligation of Companies to do
so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's Pro Rata Share of any costs or out-of-pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Companies. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

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     16.8.     AGENT IN INDIVIDUAL CAPACITY.

               WFF and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Companies and Affiliates and any other Person party to any Loan Documents as though WFF were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, WFF or its Affiliates may receive information regarding Companies or their Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Companies or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms "Lender" and "Lenders" include WFF in its individual capacity.

     16.9.     SUCCESSOR AGENT.

               Agent may resign as Agent upon 45 days notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this SECTION 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

     16.10.    LENDER IN INDIVIDUAL CAPACITY.

               Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Companies and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Companies or their Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Companies or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them. With respect to the Swing Loans and Agent Advances, Swing Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the sub-agent of the Agent.

     16.11.    WITHHOLDING TAXES.

               (a) If any Lender is a "foreign person" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Companies, to deliver to Agent and Administrative
Borrower:

                    (i) if such Lender claims an exemption from withholding tax pursuant to its portfolio interest exception, (A) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a "bank" as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of a Company (within the meaning of Section 871(h)(3)(B) of the IRC), or (iii) a controlled foreign corporation related to a Company within the meaning of
     Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN, before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Administrative Borrower;

                    (ii) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed and executed IRS Form W-8BEN before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Administrative Borrower;

                    (iii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the first payment of any interest is due under this Agreement and at any other time reasonably requested by Agent or Administrative Borrower;

                    (iv) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees promptly to notify Agent and Administrative Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction. Agent is not a "foreign person" with in the meaning of the IRC.

               (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Companies to such Lender, such Lender agrees to notify Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Companies to such Lender. To the extent of such percentage amount, Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

               (c) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

               (d) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

               (e) All payments made by Companies hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of a Lender, or (ii) to the extent that such tax results from a change in the circumstances of the Lender, including a change in the residence, place of organization, or principal place of business of the Lender, or a change in the branch or lending office of the Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, each Company agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this SECTION 16.11(e) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; PROVIDED, HOWEVER, that Companies shall not be required to increase any such amounts payable to Agent or any Lender (i) that is not organized under the laws of the United States, if such Person fails to comply with the other requirements of this SECTION 16.11, or (ii) if the increase in such amount payable results from Agent's or such Lender's own willful misconduct or gross negligence. Companies will furnish to Agent as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Companies.

     16.12.    COLLATERAL MATTERS.

               (a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Companies of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Administrative Borrower certifies to Agent that the sale or disposition is permitted under SECTION 7.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry),
(iii) constituting property in which no Company owned any interest at the time the Agent's Lien was granted nor at any time thereafter, or (iv) constituting property leased to a Company under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Administrative Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this SECTION 16.12; PROVIDED, HOWEVER, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Companies in respect of) all interests retained by Companies, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

               (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Companies or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

     16.13.    RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.

               (a) Each of the Lenders agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to Companies or any deposit accounts of Companies now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

               (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's ratable portion of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or
(2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; PROVIDED, HOWEVER, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

     16.14.    AGENCY FOR PERFECTION.

               Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Agent's Liens in assets which, in accordance with Article 9 of the Code can be perfected only by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent's instructions.

     16.15.    PAYMENTS BY AGENT TO THE LENDERS.

               All payments to be made by Agent to the Lenders shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, or interest of the Obligations.

     16.16.    CONCERNING THE COLLATERAL AND RELATED LOAN DOCUMENTS.

               Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

     16.17. FIELD AUDITS AND EXAMINATION REPORTS; CONFIDENTIALITY; DISCLAIMERS BY LENDERS; OTHER REPORTS AND INFORMATION.

               By becoming a party to this Agreement, each Lender:

               (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "REPORT" and collectively, "REPORTS") prepared by Agent, and Agent shall so furnish each Lender with such Reports,

               (b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

               (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Companies and will rely significantly upon the Books, as well as on representations of Companies' personnel,

               (d) agrees to keep all Reports and other material, non-public information regarding Companies and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with SECTION 17.8, and

               (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrowers; and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by

Companies to Agent that has not been contemporaneously provided by Companies to such Lender, and, upon receipt of such request, Agent shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Companies, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Administrative Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Administrative Borrower, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Administrative Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

     16.18.    SEVERAL OBLIGATIONS; NO LIABILITY.

               Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in SECTION 16.7, no member of the Lender Group shall have any liability for the acts or any other member of the Lender Group. No Lender shall be responsible to any Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

     16.19.    LEGAL REPRESENTATION OF AGENT.

               In connection with the negotiation, drafting, and execution of this Agreement and the other Loan Documents, or in connection with future legal representation relating to loan administration, amendments, modifications, waivers, or enforcement of remedies, Goldberg, Kohn, Bell, Black, Rosenbloom & Moritz, Ltd. ("GK") only has represented and only shall represent WFF in its capacity as Agent and as a Lender. Each other Lender hereby acknowledges that GK does not represent it in connection with any such matters.

     16.20.    AGENT AS UK SECURITY TRUSTEE

               (a) In this Agreement, any rights and remedies exercisable by, any documents to be delivered to, or any other indemnities or obligations in favor of Agent shall be, as the case may be, exercisable by, delivered to, or be indemnities or other obligations in favor of Agent (or any other Person acting in such capacity) in its capacity as UK Security Trustee to the extent that the rights, remedies, deliveries, indemnities or other obligations relate to the UK Stock Pledge Agreement or the security thereby created. Any obligations of Agent (or any other Person acting in such capacity) in this Agreement shall be obligations of the Agent in its capacity as UK Security Trustee to the extent that the obligations related to the UK Stock Pledge Agreement or the security thereby created. Additionally, in its capacity as UK Security Trustee, the Agent (or any other Person acting in such capacity) shall have (i) all the rights, remedies and benefits in favor of Agent contained in the provisions of the whole of this Section 16; (ii) all the powers of an absolute owner of the security constituted by the UK Stock Pledge Agreement and (iii) all the rights, remedies and powers granted to it and be subject to all the obligations and duties owed by it under the UK Stock Pledge Agreement.

               (b) Each Lender and Agent hereby appoint UK Security Trustee to act as its trustee under and in relation to the UK Stock Pledge Agreement and to hold the assets subject to the security thereby created as trustee for Agent and Lenders on the trusts and other terms contained in the UK Stock Pledge Agreement and Agent and each Lender hereby irrevocably authorize the UK Security Trustee to exercise such rights, remedies, powers and discretions as are specifically delegated to UK Security Trustee by the terms of the UK Stock Pledge Agreement together with all such rights, remedies, powers and discretions as are reasonably incidental thereto.

               (c) Any reference in this Agreement to Liens stated to be in favor of Agent shall be construed so as to include a reference to Liens granted in favor of UK Security Trustee.

               (d) The Lenders agree that at any time that the UK Security Trustee shall be a Person other than Agent, such other Person shall have the rights, remedies, benefits and powers granted to the Agent in its capacity as UK Security Trustee in this Agreement.

17.  GENERAL PROVISIONS.

     17.1.     EFFECTIVENESS.

               This Agreement shall be binding and deemed effective when executed by Companies, Agent, and each Lender whose signature is provided for on the signature pages hereof.

     17.2.     SECTION HEADINGS.

               Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

     17.3.     INTERPRETATION.

               Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or Companies, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

     17.4.     SEVERABILITY OF PROVISIONS.

               Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

     17.5.     AMENDMENTS IN WRITING.

               This Agreement only can be amended by a writing in accordance with SECTION 15.1.

     17.6.     COUNTERPARTS; TELEFACSIMILE EXECUTION.

          This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document MUTATIS MUTANDIS.

     17.7.     REVIVAL AND REINSTATEMENT OF OBLIGATIONS.

               If the incurrence or payment of the Obligations by any Company or the transfer to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "VOIDABLE TRANSFER"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Companies automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

     17.8.     CONFIDENTIALITY.

               The Agent, the UK Security Trustee and the Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding Companies, their operations, assets, and existing and contemplated business plans shall be treated by Agent, UK Security Trustee and the Lenders in a confidential manner, and shall not be disclosed by Agent, the UK Security Trustee and the Lenders to Persons who are not parties to this Agreement, except: (a) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group, (b) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers), provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this SECTION 17.8,
(c) as may be required by statute, decision, or judicial or administrative order, rule, or regulation, (d) as may be agreed to in advance by Parent or its Subsidiaries or as required by any Governmental Authority pursuant to any subpoena or other legal process, (e) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent, UK Security Trustee or the Lenders), (f) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participations, or pledge or prospective pledge of any Lender's interest under this Agreement, provided that any such assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, pledgee, or prospective pledgee shall have agreed in writing to receive such information hereunder subject to the terms of this Section, and (g) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents. The provisions of this SECTION 17.8 shall survive the payment in full of the Obligations. Anything contained herein or in any other Loan Document to the contrary notwithstanding, the obligations of confidentiality contained herein and therein, as they relate to the transactions contemplated hereby, shall not apply to the federal tax structure or federal tax treatment of such transactions, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all Persons, without limitation of any kind, the federal tax structure and federal tax treatment of such transactions (including all written materials related to such tax structure and tax treatment). The preceding sentence is intended to cause the transactions contemplated hereby to not be treated as having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the IRC, and shall be construed in a manner consistent with such purpose. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the tax structure of the transactions contemplated hereby or any tax matter or tax idea related thereto.

     17.9.     INTEGRATION.

               This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

     17.10.    MIDWAY AS AGENT FOR BORROWERS.

               Each Borrower hereby irrevocably appoints Midway as the borrowing agent and attorney-in-fact for all Borrowers (the "ADMINISTRATIVE BORROWER") which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide Agent with all notices with respect to Advances and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Advances and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of Borrowers as herein provided, (b) the Lender Group's relying on any instructions of the Administrative Borrower, or (c) any other action taken by the Lender Group hereunder or under the other Loan Documents, except that Borrowers will have no liability to the relevant Agent-Related Person or Lender-Related Person under this SECTION 17.9 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.

                           [Signature page to follow.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                      MIDWAY HOME ENTERTAINMENT INC.,
                                      a Delaware corporation

                                      MIDWAY AMUSEMENT GAMES, LLC,
                                      a Delaware limited liability company

                                      MIDWAY GAMES INC.,
                                      a Delaware corporation

                                      MIDWAY GAMES WEST INC.,
                                      a California corporation

                                      MIDWAY INTERACTIVE INC.,
                                      a Delaware corporation

                                      MIDWAY SALES COMPANY, LLC,
                                      a Delaware limited liability company

                                      MIDWAY HOME STUDIOS INC.,
                                      a Delaware corporation


                                      Each By: /s/ Thomas E. Powell
                                      Title: Executive Vice President - Finance,
                                      Treasurer and Chief Financial Officer


                                      WELLS FARGO FOOTHILL, INC.,
                                      a California corporation, as Agent, as
                                      UK Security Trustee and as a Lender


                                      By: /s/ Erik R. Sawyer
                                      Title: Vice President

                         LIST OF EXHIBITS AND SCHEDULES

Exhibit A-1                 Form of Assignment and Acceptance
Exhibit C-1                 Form of Compliance Certificate
Exhibit L-1                 Form of LIBOR Notice

Schedule A-1                Agent's Accounts
Schedule C-1                Commitments
Schedule D-1                Designated Accounts
Schedule I-1                Investment Account
Schedule P-1                Permitted Liens
Schedule R-1                Real Property Collateral
Schedule 2.7(a)             Cash Management Banks
Schedule 5.4                List of Vehicles
Schedule 5.5                Locations of Inventory and Equipment
Schedule 5.7(a)             States of Organization
Schedule 5.7(b)             Chief Executive Office
Schedule 5.7(c)             FEINS
Schedule 5.7(d)             Commercial Tort Claims
Schedule 5.8(b)             Capitalization of Companies
Schedule 5.8(c)             Capitalization of Parent's Subsidiaries
Schedule 5.8(d)             Subscriptions, Options, Warrants or Calls
Schedule 5.10               Litigation
Schedule 5.14               Environmental Matters
Schedule 5.16               Intellectual Property
Schedule 5.18               Deposit Accounts and Securities Accounts
Schedule 5.20               Permitted Indebtedness
Schedule 7.13               Transactions with Affiliates